                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:


[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

[_] Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))


                                     Maytag
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO] Maytag (R)

                           NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                MEETING NOTICE

   The Annual Meeting of the Stockholders of Maytag Corporation, a Delaware corporation, will be held at the Sodexho Marriott Conference Center auditorium, located at 600 North Second Avenue West, Newton, Iowa 50208, on May 9, 2002 at 8:30 a.m., for the purpose of considering and acting upon the following:

      (1) The election of four directors for three-year terms, expiring in 2005.

      (2) Ratification of selection of Ernst & Young LLP as Maytag's independent auditors to audit the consolidated financial statements to be included in the Annual Report to Stockholders for 2002.

      (3) Approval of the Maytag 2002 Employee and Director Stock Incentive
   Plan.

      (4) If properly presented at the Annual Meeting, a stockholder proposal concerning the classification of the Board of Directors.

      (5) If properly presented at the Annual Meeting, a stockholder proposal concerning super-majority voting provisions.

      (6) If properly presented at the Annual Meeting, a stockholder proposal concerning stockholder adoption of ''poison pill'' provisions.

      (7) The transaction of any other matters that properly come before the meeting or any adjournment thereof.

   Stockholders entitled to vote are invited to attend the Annual Meeting.

   The Board of Directors has fixed the close of business on March 11, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                                          Patricia J. Martin
                                          Secretary

Dated: April 2, 2002

[LOGO] Maytag (R)

                               -----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS

                                  May 9, 2002

                               -----------------

   The Annual Meeting of the Stockholders of Maytag Corporation, a Delaware corporation, will be held at the Sodexho Marriott Conference Center auditorium, located at 600 North Second Avenue West, Newton, Iowa 50208, on May 9, 2002 at 8:30 a.m. and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

Who Sent Me this Proxy Statement?

   Our Board of Directors sent you this proxy statement and proxy card. The mailing of this proxy statement and proxy card began on April 2, 2002. We will pay for the solicitation. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, telegraph, telefax or telex, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those people, our transfer agent and ADP Investor Communication Services for their reasonable out-of-pocket expenses in forwarding such material. We have also retained Innisfree M&A Incorporated to aid in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses.

Why Did I Receive this Proxy Statement and Proxy Card?

   You received this proxy statement and proxy card from us because you owned our common stock as of March 11, 2002. We refer to this date as the record date. This proxy statement contains important information about the annual meeting and the business to be transacted at the annual meeting.

What Does It Mean If I Receive More Than One Proxy Card?

   It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What is the Purpose of the Annual Meeting?

   At the annual meeting, our stockholders will act upon the matters outlined in the notice of annual meeting on the cover page of this proxy statement, including the election of four directors, the ratification of the selection of our independent auditors, the approval of the Maytag 2002 Employee and Director Stock Incentive Plan and the consideration of three stockholder proposals, if properly presented at the meeting.

Who Is Entitled to Vote at the Annual Meeting?

   All stockholders who owned our common stock at the close of business on the record date, March 11, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What Are the Voting Rights of Stockholders?

   Each outstanding share of our common stock will be entitled to one vote on all matters to be considered. Maytag has no other voting securities outstanding.

Who Can Attend the Annual Meeting?

   All stockholders as of the record date, or their legally authorized proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What Constitutes a Quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of March 11, 2002, the record date, approximately 77,122,582 shares of our common stock were issued and outstanding; not including 40,028,011 shares of treasury stock.

   Your common stock will be counted as present at the meeting if you:

  .  are present at the meeting; or

  . have properly submitted a proxy card by mail or voted over the telephone or the Internet.

   Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How Do I Vote?

   If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Stockholders who hold their shares in "street name" (that is, if you hold your stock through a broker or other nominee) and who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote by Internet or telephone in advance of the meeting.

What Are the Different Ways That I Can Vote?

   If you are a registered stockholder (that is, if you hold your stock in certificate form) or if you own stock through your participation in our Employee Stock Purchase Plan and/or our Dividend Reinvestment and Stock Purchase Plan, you may vote by mail, telephone or through the Internet by following the instructions included with your proxy card.

   If your shares are held in street name, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or through the Internet, in addition to returning the proxy card in the envelope provided by your broker or nominee.

   The deadline for voting by telephone or through the Internet is 11:59 p.m. (Eastern Time) on May 8, 2002.

How do I vote my Salary Savings Plan (401(k)) and Employee Stock Ownership Plan
(ESOP) shares?

   If you participate in the Maytag Corporation Salary Savings Plan (401(k)) and/or the Maytag Corporation Employee Stock Ownership Plan (ESOP), you may vote the amount of shares of common stock equivalent to the interest in Maytag common stock that is credited to your account as of the record date. You will be instructing the trustee of the Plans on how to vote your shares by completing and returning your proxy card, voting by phone or by Internet. If you do not return your proxy card, or if you do not vote by phone or the Internet, the trustee will vote the shares in your 401(k) and/or ESOP account in the same proportion as the shares voted by other Plan participants.

Can I Change My Vote?

   Yes. Even after you have submitted your proxy card or voted by telephone or through the Internet, you may change your vote at any time before the proxy is voted by (1) filing with our Secretary a written notice of revocation, (2) submitting a duly executed proxy bearing a later date, (3) voting by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern
Time) on May 8, 2002, or (4) attending the annual meeting and voting in person.

What Are the Recommendations of Our Board of Directors?

   Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

  .  FOR the election of the nominated slate of directors (see page 4);

  . FOR the proposal to ratify the selection of Ernst & Young LLP as our auditors for 2002 (see page 10);

  . FOR the proposal to approve the Maytag 2002 Employee and Director Stock Incentive Plan (see page 11);

  . AGAINST the stockholder proposal concerning the classification of the Board of Directors (see page 17);

  . AGAINST the stockholder proposal concerning super-majority voting provisions (see page 19); and

  . AGAINST the stockholder proposal concerning stockholder adoption of "poison pill" provisions (see page 21).

   We do not know of any other business to be transacted at the meeting. If any other matter properly comes before the meeting, the proxy holders will vote or act in accordance with their best judgment.

What Vote is Required to Approve Each Item?

   Election of Directors. A stockholder may vote for all nominees or withhold authority to vote for all or any nominees. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a "WITHOLD AUTHORITY" vote will have the effect of a negative vote. However, withholding authority to vote for a director nominee will not prevent the nominee from being elected because directors are elected by a plurality.

   Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

   If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Where Can I Find the Voting Results of the Meeting?

   The preliminary voting results will be announced at the meeting. The final certified results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2002 that we will file with the Securities and Exchange Commission.

How Can I Find More Information about Maytag Corporation?

   We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. The filings are available to the public at the Commission's web site http://www.sec.gov. Our website, http://www.maytagcorp.com, has copies of these filings as well under the heading "Financial Center". Our common stock is listed on the New York Stock Exchange and you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

   Under the authority of Maytag's Bylaws, the Board consists of ten directors divided into three groups. The term of each group expires in different years. There will be four directors elected at this Annual Meeting. The four nominees, Barbara R. Allen, Howard L. Clark, Jr., Lester Crown and William T. Kerr, each of whom is currently a director, are nominated for terms expiring at the 2005 Annual Meeting. Leonard A. Hadley retired from the Board as of December 31, 2001.

   Proxies will be voted for each of the nominees unless other directions are given in the proxy. If any nominee is unavailable for election, an event which is not anticipated, such proxies will be voted for the election of the remaining nominees and for the election of a substitute nominee, or the Board may elect not to fill the vacancy and to reduce the number of directors.

   The following sets forth certain information regarding each nominee and each director whose term continues after the 2002 Annual Meeting based on information received from each such nominee and continuing director.

(1) NOMINEES FOR A TERM TO EXPIRE IN 2005


[PHOTO]

Barbara R. Allen
                Barbara R. Allen, 49, former Chief Executive Officer, Women's
             United Soccer Association, the U.S. professional soccer league. Director since 1995.

                Ms. Allen was previously Chief Operating Officer for Paladin
             Resources, an internet service provider management company. Prior positions included President, Corporate Supplier Solution, Corporate Express, a supplier of office products and related categories. She also held a variety of positions with The Quaker Oats Company over her 23 years with the company, most recently holding the position of Executive Vice President, International Food Products from 1995-1998. Ms. Allen is also a director of Chart House Enterprises and Tyson Foods.

[PHOTO]

Howard L. Clark, Jr.
                Howard L. Clark, Jr., 58, Vice Chairman, Lehman Brothers Inc.,
             an investment banking and brokerage firm. Director since 1986.

                Mr. Clark was Chairman, President and Chief Executive Officer
             of Shearson Lehman Brothers Holdings, Inc. from 1990 until he assumed his current position in 1993. Before that, Mr. Clark was Executive Vice President and Chief Financial Officer of American Express Company having held various positions with that firm since 1981. From 1968 to that time he was Managing Director of Blyth Eastman Paine Webber Incorporated or predecessor firms. He is also a director of Lehman Brothers Inc., White Mountains Insurance Group, Ltd., H Power Corp., and Walter Industries, Inc. Lehman Brothers Inc. has provided and may provide certain investment banking services to Maytag.

[PHOTO]

Lester Crown
                Lester Crown, 76, Chairman of the Board, Material Service
             Corporation, an aggregates company. Director since 1989.

                Mr. Crown was elected Chairman of the Board of Material Service
             Corporation in 1983, having served as its President since 1970. He is a director of General Dynamics Corporation and President of Henry Crown and Company.


[PHOTO]

William T. Kerr
                William T. Kerr, 60, Chairman and Chief Executive Officer,
             Meredith Corporation, a publishing and broadcasting company. Director since 1998.

                Mr. Kerr joined Meredith Corporation in 1991 as President of the Meredith Magazine Group and Executive Vice President, became President and Chief Operating Officer in 1994, President and Chief Executive Officer in 1997 and assumed his current position in 1998. Prior to 1991 he was a Vice President of The New York Times Company and President of its magazine group. He is also a director of Meredith Corporation, Principal Financial Group and Storage Technology Corporation.

   The Board of Directors recommends a vote FOR the election of all named director nominees.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

   Ralph F. Hake, 53, Chairman and Chief Executive Officer, Maytag Corporation. Term expires 2003.

   Mr. Hake joined Maytag in 2001 as Chairman and Chief Executive Officer. Prior to joining Maytag he served as Executive Vice President and Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction, maintenance and business services company. From 1987 to 1998 Mr. Hake held a number of management positions with Whirlpool Corporation, a manufacturer of home appliances, including Vice President Financial Planning & Analysis, Vice President Planning & Development, Vice President & Controller, President Baukrecht Appliance-Europe, Executive Vice President, North America Region, Senior Executive Vice President, Global Operations, and Senior Executive Vice President & Chief Financial Officer. He is also a director of National Association of Manufacturers, serving as Chairman Taxation & Economic Policy Group, and a director of the Iowa Business Council.

   Wayland R. Hicks, 59, Vice Chairman and Chief Operating Officer of United Rentals, Inc., an equipment rental firm. Director since 1994. Term Expires 2004.

   Mr. Hicks became President & Chief Operating Officer of United Rentals, Inc. in 1997 and became Vice Chairman and Chief Operating Officer in 1998. Mr. Hicks was President and Chief Executive Officer of Indigo, Inc. N.V. from 1996 until 1997. He served as Chief Executive and Vice Chairman of Nextel Communications, Inc. from 1994 until 1995. Prior to joining Nextel, Mr. Hicks served in various management positions with Xerox Corporation, becoming a Group Vice President in 1983 and an Executive Vice President in 1987. Mr. Hicks is also a director of United Rentals, Inc. and Perdue Farms.

   Bernard G. Rethore, 60, Chairman of the Board Emeritus of Flowserve Corporation, a manufacturer of advanced-technology fluid transfer and control equipment systems and services. Director since 1994. Term expires 2003.
   Mr. Rethore has been Chairman of the Board Emeritus of Flowserve Corporation since his retirement as an Executive Officer and Director in April 2000. He became Chairman and Chief Executive Officer of Flowserve Corporation in 1997 and held the additional title of President from October 1998 until July 1999. He stepped down as Chief Executive Officer in January 2000, but continued to serve as Chairman until April 2000. Mr. Rethore had served as President and Chief Executive Officer of BW/IP, Inc. (a predecessor of Flowserve) since

1995 and was elected Chairman of the Board in February 1997. From 1989 until 1995, he was Senior Vice President of Phelps Dodge Corporation and President, Phelps Dodge Industries, its diversified international industrial group. Mr. Rethore is also a director of Belden Inc., Amcast Industrial Corporation, Dover Corporation, and Walter Industries, Inc.

   W. Ann Reynolds, 64, President, The University of Alabama at Birmingham. Director since 1988. Term Expires 2004.

   Ms. Reynolds became President of The University of Alabama at Birmingham in 1997. Ms. Reynolds served as Chancellor of The City University of New York from 1990 to 1997. From 1982 to 1990 she served as Chancellor of The California State University. From 1979 to 1982 she served as Provost and as a professor at Ohio State University. Prior to that time she held a variety of administrative, research and teaching positions at the University of Illinois Medical Center. She is also a director of Abbott Laboratories, Humana, Inc. and Owens-Corning Fiberglas Corporation.

   Neele E. Stearns, Jr., 66, Chairman of Financial Investments Corporation, a private equity investment firm. Director since 1989. Term expires 2003.

   Mr. Stearns served as President and Chief Executive Officer of CC Industries, Inc., a diversified holding company, from 1986 until his retirement in 1994. He is also a director of Footstar, Inc. and Wallace Computer Services, Inc. of which he served as Chairman of the Board from January 2000 through November 2000.

   Fred G. Steingraber, 63, Chairman of the Board Emeritus of A. T. Kearney, Inc., a management consulting firm. Director since 1989. Term expires 2004.

   Mr. Steingraber held various positions with A. T. Kearney beginning in 1964 and became Chief Executive Officer in 1983 and Chairman and Chief Executive Officer in 1985. He was appointed to his current position in 2001. Mr. Steingraber is also a director of John Hancock Financial Trends Fund, 3i PLC and Continental A.G.

MEETINGS AND COMMITTEES

   During 2001 the Board of Directors held six meetings either in person or by telephone. Each director attended at least 75% of Board meetings and meetings of the committees on which the director served.

   The Board has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee as well as other committees.

   The Audit Committee, currently consisting of Barbara R. Allen, Howard L. Clark, Jr., Neele E. Stearns, Jr. and William T. Kerr, met four times in 2001, as well as one or more telephone conference meetings. The functions of the Audit Committee are described below in the Audit Committee Report. Its duties include, among other actions, the review of Maytag's financial statements with Maytag's independent auditors, approval of audit arrangements, review of audit results and review of internal audit issues. All members of the Audit Committee are ''independent'' within the meaning of rules governing audit committees adopted by the New York Stock Exchange.

   The Compensation Committee's duties are to review and approve Maytag's compensation plans and policies, recommend to the Board the salaries of all officers of Maytag, declare bonus and incentive plan allocations for management employees of Maytag, award stock options and provide stock and other performance-based awards to key executives. The Committee currently consists of Barbara R. Allen, William T. Kerr and Bernard G. Rethore. The Committee met five times in 2001.

   The Governance and Nominating Committee provides guidance to the Board on governance issues, reviews the qualifications of candidates for the Board, makes recommendations to the Board regarding these candidates and recommends compensation levels and other remunerative programs for directors. It currently consists of Lester Crown, W. Ann Reynolds and Fred G. Steingraber. It met twice in 2001.

COMPENSATION OF DIRECTORS

   Directors who are employees of Maytag receive no compensation in their capacities as director. During 2001, non-employee directors were paid a retainer of $30,000 per year and $1,250 for each Board and committee meeting attended and are reimbursed for actual expenses. Telephone meetings were compensated at $750 per meeting. Non-employee committee chairs receive an additional $4,000 per annum. A non-employee Executive Committee chair receives $5,000 per annum. Non-employee directors also receive an option to purchase 3,000 shares of common stock on the day after each annual meeting of stockholders. If the 2002 Employee and Director Stock Incentive Plan is passed, new non-employee directors will receive an option to purchase 10,000 shares of common stock upon becoming a member of the Board (in lieu of his or her first normal annual option grant to purchase 3,000 shares). The exercise price for such options is the fair market value of the common stock on the date of grant.

   All non-employee directors with five or more years of service have participated in the Maytag Corporation Directors' Retirement Plan, an unfunded, noncontributory pension plan. Under this Plan each eligible participant would receive an annual pension, beginning at the later of the director's attaining age 70 or ceasing tenure as a director, equal to the director's annual retainer (excluding any Board committee meeting and committee chair fees) for the 12 month period prior to the commencement of such pension. The Board has voted to terminate this Plan for new Board members while ensuring that the termination will not adversely affect the rights of persons currently receiving or entitled to receive benefits under this Plan. See Proposal 3--"Termination of Non-Employee Directors' Retirement Plan" on page 15 for additional information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

   The following table shows those persons or groups known to Maytag to be the beneficial owners of more than five percent (5%) of Maytag common stock as of March 11, 2002.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                      Amount and
                                                      Nature of
                                                      Beneficial Percent of
     Name and Address                                 Ownership    Class
     ----------------                                 ---------- ----------
     FMR Corp. (1)................................... 11,508,160    14.9%
       82 Devonshire Street
       Boston, Massachusetts 02109

     Crown Group (2).................................  5,486,850     7.0%
       c/o Gerald A. Weber
       222 North LaSalle Street
       Chicago, Illinois 60601

     State Street Bank and Trust Company, Trustee (3)  4,570,024     5.9%
       225 Franklin Street
       Boston, Massachusetts 02110

(1)The information was obtained from a Schedule 13G filing with the Securities and Exchange Commission by FMR Corp. on February 14, 2002. FMR Corp. reports sole voting power with respect to 370,250 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 11,508,160 shares and shared dispositive power with respect to 0 shares. FMR Corp.'s wholly owned subsidiary, Fidelity Management and Research Company, is the beneficial owner of 11,139,908 shares of Maytag common stock as a result of acting as an investment advisor to various investment companies.

(2)Although no person or entity in the group owned beneficially more than 5% of the common stock outstanding as of March 11, 2002, a number of persons acting together, including Lester Crown, members of his family, relatives, certain family partnerships, trusts associated with the Crown family, and other entities, are the beneficial owners of an aggregate of 5,486,850 shares of Maytag common stock, constituting 7% of the common stock. A
   Schedule 13D relating to the ownership of shares of common stock by these persons and entities has been filed with the Securities and Exchange Commission by Gerald A. Weber, as attorney and agent. These persons and entities, including Lester Crown, disclaim that they are a group for purposes of Section 13(d) of the Securities Exchange Act of 1934 or otherwise, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity filing the Schedule 13D.

(3)The information was obtained from a Schedule 13G filing with the Securities and Exchange Commission by State Street Boston Corporation, State Street Bank & Trust Company, Trustee on February 6, 2002. State Street Bank and Trust Company reports sole voting power with respect to 1,527,573 shares, shared voting power with respect to 2,806,425 shares, sole dispositive power with respect to 1,808,241 shares and shared dispositive power with respect to 2,761,783 shares. State Street Bank and Trust Company acquired these shares in various fiduciary capacities and disclaims beneficial ownership of these shares.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

   The following table shows the amount of Maytag common stock held by each director, each executive officer named in the Summary Compensation Table on page 24, and all directors and executive officers as a group, as of March 11, 2002.


                                           Amount and Nature of     Period
    Name                                   Beneficial Ownership    of Class
    ----                                   --------------------    --------
    Barbara R. Allen......................         14,835(b)           *
    William L. Beer.......................         48,715(b)           *
    Howard L. Clark, Jr...................         39,836(b)           *
    Lester Crown..........................      3,064,403(a)(b)(c)   3.9%
    Leonard A. Hadley.....................        677,428(a)(b)        *
    Ralph F. Hake.........................        470,168(b)           *
    Wayland R. Hicks......................         25,000(b)           *
    William T. Kerr.......................          9,100(b)           *
    Keith G. Minton.......................         61,989(a)(b)        *
    Bernard G. Rethore....................         16,000(b)           *
    W. Ann Reynolds.......................         18,619(a)(b)        *
    Roger K. Scholten.....................         15,286(a)(b)        *
    Neele E. Stearns, Jr..................         28,801(b)           *
    Fred G. Steingraber...................         26,000(b)           *
    Steve H. Wood.........................         66,833(b)           *
    All directors and executive
      officers as a group consisting of 21
      persons, including the above named..      4,707,755(a)(b)(c)   6.1%

   *Lessthan one percent.

(a)Includes shares owned by associates or certain family members in which the director disclaims any beneficial interest.

(b)These totals include shares which the following persons have the right to acquire within 60 days of March 11, 2002 through the exercise of stock options: Mr. Beer--30,690 shares; Mr. Hadley--613,450 shares; Mr. Hake--450,000 shares; Mr. Minton 45,588--shares; Mr. Scholten--9,360 shares; Mr. Wood--44,922 shares; Mr. Clark--24,000 shares; Mr. Stearns, Ms. Allen and Ms. Reynolds--14,000 shares each; Messrs. Crown, Hicks and Rethore--12,000 shares each; and Messrs. Kerr and Steingraber--9,000 shares each. All directors and executive officers as a group have options to acquire 1,415,233 shares.

(c)The number of shares shown as beneficially owned by Mr. Crown includes 1,772,569 shares held by The Crown Fund, of which he is a partner. In addition, 666,998 shares are owned by various trusts of which he is a trustee; and 65,657 shares are owned by the Arie and Ida Crown Memorial of which he is a director. The number of shares shown does not include shares owned by various trusts of which Mr. Crown's children are beneficiaries, partnerships in which Mr. Crown is a limited partner, and partnerships in which Mr. Crown's adult children are partners. Mr. Crown disclaims beneficial ownership of the shares listed in this footnote, except to the extent of his interest in the entities described herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Maytag's directors, executive officers and persons who own more than ten percent of Maytag's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange. Such persons are also required to furnish Maytag with copies of all such reports. Based solely on its review of the copies of such reports received by Maytag, and written representations from certain reporting persons, Maytag is pleased to note that its directors and executive officers filed all required reports during or with respect to fiscal year 2001 on a timely basis.

AUDIT COMMITTEE REPORT

   The Audit Committee operates under a written charter approved by the full Board last year. The responsibilities of the Audit Committee include providing oversight to Maytag's financial reporting process through periodic meetings with Maytag's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of Maytag is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on Maytag's senior management, including senior financial management, and its independent auditors.

   We have reviewed and discussed with senior management Maytag's audited financial statements included in the 2001 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

   We have discussed with Ernst & Young LLP, Maytag's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the independent auditor to provide us with additional information regarding the scope and results of its audit of Maytag's financial statements, including reviews of (i) Ernst & Young's responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

   We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Ernst & Young LLP and Maytag. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Maytag within the meaning of the federal securities laws.

   Based on the review and discussions described above with respect to Maytag's audited financial statements included in Maytag's 2001 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in Maytag's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

   As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Maytag's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and Maytag's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of Maytag's independent auditors with respect to such financial statements.

   The foregoing report is furnished by members of the Audit Committee:

      Neele E. Stearns, Jr., Chair
      Barbara R. Allen
      Howard L. Clark, Jr.
      William Kerr

(2) RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of Maytag for 2002. A further purpose of the Annual Meeting is to ratify the selection of Ernst & Young LLP as independent auditors. It is intended that all proxies will be voted for the selection of Ernst & Young LLP as independent auditors, unless otherwise instructed. Ernst & Young is expected to have a representative present at the meeting to make a statement if the representative desires to do so and to be available to respond to appropriate questions.

   The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors.

Audit Fees

   The aggregate fees billed by Maytag's independent auditors for professional services rendered in connection with (i) the audit of Maytag's annual financial statements to be set forth in Maytag's Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the review of Maytag's quarterly financial statements set forth in Maytag's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, were approximately $1,102,000.

Audit-Related Fees

   The aggregate fees for audit-related services rendered by Maytag's independent auditors for 2001 were approximately $1,355,000. These fees include work performed by the independent auditors with respect to the audits of Maytag's benefit plans, statutory audits for non-United States based subsidiaries, internal audit services, an audit of Anvil Technologies, LLC, a majority owned subsidiary of Maytag, assistance on accounting matters relating to the Amana and Blodgett transactions, consents and other accounting research.

Financial Information System Design and Implementation Fees

   No fees were paid to Maytag's independent auditors for financial information system design and implementation services rendered in 2001.

All Other Fees

   The aggregate fees for all other services rendered by its independent auditors for 2001 were approximately $279,000. These fees include work performed by the independent auditors with respect to tax consulting services.

   The Audit Committee has advised the Board of Directors that it has determined that the non-audit services rendered by Maytag's independent auditors during 2001 are compatible with maintaining the independence of such auditors. Ernst & Young LLP has provided internal audit services for Maytag. However, Maytag will be contracting with another accounting firm to conduct internal audit services so that there is no appearance of lack of independence in connection with the auditing services provided to Maytag by Ernst & Young LLP.

(3) APPROVAL OF THE MAYTAG CORPORATION 2002 EMPLOYEE AND DIRECTOR STOCK INCENTIVE PLAN

   Subject to approval by stockholders at the 2002 Annual Meeting, the Board has adopted the Maytag Corporation 2002 Employee and Director Stock Incentive Plan (the "Plan"). The Board believes that the Plan provides incentives that link and align the personal interests of employees and non-employee directors to those of Maytag's stockholders. The Board also believes that the Plan will provide participants with an incentive for excellence in individual performance, promote teamwork among participants and provide flexibility to Maytag in its ability to motivate, attract, and retain the services of those who make significant contributions to Maytag's success.

   The Plan provides the Compensation Committee with the discretion to make grants to employees of Maytag and its subsidiaries and members of the Board of Directors who are not employees. Grantees may include employees who reside in countries other than the United States. Grants to employees can be in the form of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other incentive awards. Discretionary grants to directors can be in the form of any of the foregoing other than incentive stock options. The Plan also provides for automatic annual grants to non-employee directors, and for grants of restricted stock units to non-employee directors who elect to cease participating in the Non-Employee Directors' Retirement Plan (as more fully described below).

   Since the number and identity of employees and non-employee directors to whom discretionary awards may be granted, and the form of such awards, are at the discretion of the Committee, and such decisions have not yet been determined, it is not possible at this time to provide specific information as to actual grant recipients of discretionary grants. If the Plan is approved by stockholders, non-employee directors as a group will automatically receive 3,000 nonqualified stock options on May 10, 2002, and thereafter on the day after the date of each annual meeting. On the day after election to the Board, new directors will be granted a nonqualified stock option to purchase 10,000 shares of stock in lieu of his or her first normal annual grant.

   The following is a summary of the Plan, which is qualified by reference to the Plan document, a copy of which is attached hereto as Appendix A.

Duration of the Plan

   If approved by the stockholders, the Plan will become effective on May 10, 2002 and will remain in effect, subject to the right of the Board to terminate or amend the Plan, until all shares have been purchased or acquired but not after May 10, 2012.

Administration of the Plan

   The Plan will be administered by the Compensation Committee of the Board, which will have the authority to select participants to whom discretionary awards are granted, determine the size and type of discretionary awards and determine the terms and conditions of all awards under the Plan, subject to the terms and conditions of the Plan.

Shares Subject to the Plan

   Three million three hundred thousand (3,300,000) shares of Maytag common stock will be available under the Plan. Not more than 500,000 shares may be used for grants of restricted stock, freestanding Stock Appreciation Rights
(SARs), performance shares, and other awards described below under the subsection entitled "Other Incentive Awards."

   The maximum aggregate number of stock options and freestanding SARs granted under the Plan to any one individual in any one year is one million (1,000,000). The maximum aggregate number of shares of restricted stock and performance shares available under the Plan that may be granted to any one individual in one year is three hundred thousand (300,000). If an award is paid out in cash, if an award terminates, expires or lapses, or if previously acquired shares are tendered or shares otherwise issuable are withheld to exercise an option or satisfy tax withholding obligations or if Maytag repurchases common stock up to an amount equal to the aggregate proceeds received from option exercises, the related stock will again be available for grant. The maximum aggregate cash payout to any one participant under performance units, performance shares or other incentive awards may not exceed $5,000,000 in one year. In the event of a stock split, merger, consolidation, spin-off or other distribution or change in capitalization or similar event, the foregoing limits and all outstanding awards will be appropriately adjusted by the Compensation Committee.

   On March 11, 2002, the average of the high and low transaction prices of the common stock, as reported in the New York Stock Exchange Composite Transactions, was $40.21 per share.

   The Board is sensitive to the potential dilution from Maytag's equity plans. Accordingly, this 2002 Employee and Director Stock Incentive Plan asks for stockholder approval of a total of 3,300,000 shares (subject to adjustment as described above in this subsection) or less than 5% of total common stock outstanding on the record date. As of March 11, 2002, options outstanding under all current and prior plans and other stock obligations totaled 8,048,546. With the addition of the shares offered under this Plan, the potential total dilution effect (overhang) over the years the Plan is in effect is 14.7%. [(8,048,546 plus 3,300,000 (new Plan shares)) divided by 77,122,582 (shares outstanding on March 11, 2002)]. The weighted average exercise price of all outstanding options as of March 11, 2002 is $32.32. The weighted average term of these options as of March 11, 2002 is 6.88 years. If the Plan is approved, new awards will no longer be made from the 2000 Employee Stock Incentive Plan or the 1998 Non-Employee Directors' Stock Option Plan.

Stock Options

   Stock options approved by the Committee may be in the form of nonqualified stock options (NQSOs), incentive stock options (ISOs) or a combination thereof. Grants of ISOs must fulfill the requirements of Section 422 of the Internal Revenue Code, which among other things requires that the grantee be an employee of Maytag or one of its subsidiaries.

   The purchase price per share under any option will be established by the Committee but must equal at least one hundred percent (100%) of the fair market value of a share of Maytag common stock on the date of the option grant, and such price may not subsequently be changed by the Committee except in the event of a stock split, merger, or other change in capitalization or similar event. The term of each option will be fixed by the Committee, and it is expected that generally no option will have a term exceeding ten years. Options will be subject to such terms and conditions and will be exercisable at such time or times as determined by the Committee. In no event shall the Committee cancel any outstanding Option for the purpose of re-issuing the Option to the Participant at a lower exercise price or, subject to adjustments that may be made for a change in capitalization, a corporate transaction or similar event, reduce the Option price of an outstanding Option.

   Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Maytag common stock, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises. The Committee, in its sole discretion, will establish a participant's rights to exercise an option in the event the participant's employment is terminated, such rights to be reflected in the participant's award agreement.

Stock Appreciation Rights

   A stock appreciation right (an "SAR") entitles the holder to receive, upon exercise, for each SAR exercised, the difference between the fair market value of a share of Maytag common stock on the date of exercise over the grant price of the SAR, multiplied by the number of shares with respect to which the SAR is exercised. SARs may be granted independent of any other award (freestanding
SARs), in tandem with a related option, or in any combination of these forms of SAR. Subject to the terms and conditions of the Plan, an SAR may be granted to a participant at any time and from time to time as determined by the Committee.

   The grant price per share of any SAR will be established by the Committee but must equal at least one hundred percent (100%) of the fair market value of a share of Maytag common stock on the date the SAR is granted. The term of each SAR will be fixed by the Committee, and it is expected that generally no SAR will have a term exceeding ten years. SARs will be subject to such terms and conditions and will be exercisable at such time or times as determined by the Committee.

   Upon exercise, the value of an SAR may be paid in cash, in shares of Maytag common stock, or in some combination, as determined by the Committee. The Committee, in its sole discretion, will establish a participant's right to exercise an SAR in the event the participant's employment is terminated, such rights to be reflected in the participant's award agreement.

Restricted Stock and Restricted Stock Units

   A restricted stock award consists of a grant of Maytag common stock to a participant, which is subject to a substantial risk of forfeiture and the transfer of which is subject to restrictions which lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee. This period of restriction is established by the Committee at the time of grant. Unless otherwise determined by the Committee, during the period of restriction a holder of restricted stock will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon.

   A restricted stock unit award consists of a grant of a right to receive a specified number of shares of Maytag common stock in the future, subject to such vesting and other conditions as the Committee may determine. Restricted stock units may have dividend equivalent rights, which may be deemed reinvested in additional restricted stock units. However, the holder of a restricted stock unit will not have any rights as a stockholder unless and until shares are actually delivered to him or her.

   The Committee, at its sole discretion, will establish a participant's rights to receive restricted stock and/or restricted stock units in the event the participant's employment is terminated prior to vesting, such rights to be reflected in the participant's award agreement.

Performance Units and Performance Shares

   Subject to the terms of the Plan, performance units and performance shares may be granted to eligible participants at any time as determined by the Committee. The Committee will have complete discretion to establish the initial number and value of such units and shares (except that the initial value of a performance share will equal the fair market value of a share of Maytag common stock on the date of grant) and the performance period (except that such period shall not be shorter than three years).

   The Committee will establish performance goals in its discretion which, depending on the level of performance achieved, will determine the number and/or value of performance units/shares earned. Where an award is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Internal Revenue Code (more fully explained below), the performance goals will be based on any one or more of the following performance measures:

      (a) Earnings (before or after taxes);
      (b) Earnings per share;
      (c) Economic value added;
      (d) Gross revenues;
      (e) Net income (before or after taxes);
      (f) Return measures (including, but not limited to, return on assets, capital, equity or sales);
      (g) Share price measures (including, but not limited to, growth measures and total shareholder return);
      (h) Cash flow return on investment; and
      (i) Cash value added.

   Payments of earned performance units/shares, at the discretion of the Committee, will be paid in the form of cash and/or shares of Maytag common stock. At the discretion of the Committee, participants may be entitled to dividends declared with respect to shares earned in connection with a grant of performance units and/or performance shares.

   Generally, if a participant's employment is terminated by reason of death, disability, retirement or by Maytag or a subsidiary without cause, the participant will receive a prorated payout of the performance units/shares based on the portion of the performance period that participant remained employed, and on the level of performance goals achieved; and if a participant's employment is terminated by Maytag or a subsidiary for cause or terminated by the participant by voluntary resignation, all performance units/shares will be forfeited. The Committee has the power to vary these rules, except in a manner that would increase the amount payable pursuant to an award that was designed to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Internal Revenue Code (more fully explained below).

Other Incentive Awards

   Subject to the terms of the Plan, other incentive awards may be granted at any time as determined by the Committee. The Committee will have complete discretion to establish the amount of other incentive awards granted, the applicable related performance period and performance goals, and other terms and conditions applicable to such grant. At the discretion of the Committee, payment of other incentive awards may be in the form of cash or shares of Maytag common stock. Where an award is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Internal Revenue Code, the performance goals will be based on any one or more of the performance measures indicated in the Performance Shares and Performance Units section above.

  Automatic Grants of Stock Options for Non-Employee Directors

   Each non-employee director will receive a grant of 3,000 nonqualified stock options on the day after each annual stockholder meeting. Also, each person who becomes a non-employee director after the Plan is approved will receive an automatic grant of 10,000 nonqualified stock options on the day after his or her election to the Board (in lieu of his or her first normal annual grant). The terms and conditions of these options will generally be the same as those applicable to discretionary grants described above.

   Unless otherwise specified in the agreement relating to an option, if a non-employee director leaves the Board, his or her option may be exercised for three years, or if sooner, until the expiration date of the option, and if a non-employee director dies during this period, his or her options may thereafter be exercised by his or her executor, administrator, legal representative, beneficiary or similar person for one year after the date of death or, if sooner, until the expiration date of the option.

  Termination of Non-Employee Directors' Retirement Plan

   The Board of Directors has determined that a greater portion of Maytag director compensation should be equity-based compensation linked to Maytag's performance. Therefore, the Board has determined that it is in the best interest of Maytag and its stockholders to terminate the Non-Employee Directors' Retirement Plan and replace it with an equivalent amount of stock-based compensation.

   In order that such termination will not adversely affect the rights of persons currently receiving or entitled to receive benefits under the Non-Employee Directors' Retirement Plan, (a) the termination will have no effect on those former directors currently receiving pension benefits under the Non-Employee Directors' Retirement Plan; and (b) individuals who are directors on the effective date of termination will be allowed to elect either (1) to receive an award of $350,000 worth of restricted stock units (which is equal to the present value of each such director's then current benefit under the Non-Employee Directors' Retirement Plan); or (2) to remain in the current Non-Employee Directors' Retirement Plan.

  Awards Nontransferable

   Unless otherwise provided by the Committee, no award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution. An option or SAR may be exercised during the participant's lifetime only by the participant or the participant's legal representative.

Change of Control

   In order to protect the participants' rights in the event of a "Change of Control" of Maytag (as defined in the Plan), the Plan provides for the immediate vesting of all outstanding options, SARs, restricted stock awards and restricted stock units upon the occurrence of such an event. Also, in the event of a Change of Control, the Plan provides that unless otherwise provided in the applicable award agreement, all outstanding performance shares, performance units, and other incentive awards will be fully earned and paid at the target of the payout opportunity, and restricted stock units will be paid out.

Amendment of Plan

   The Board of Directors may amend or terminate the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, except that no amendment shall be made without stockholder approval if such amendment would increase the number of shares of common stock available under the Plan or extend the term of the Plan, and no such amendment may adversely affect in any material way any award previously granted under the Plan, without the written consent of the participant holding such award.

Federal Income Tax Considerations

   The tax consequences of options and other awards granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the Plan, under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. This section does not consider state, local, or foreign tax consequences, nor does it discuss the effect of gift, estate, or inheritance taxes. Furthermore, this section should not be construed as tax advice to any individual. Finally, if federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate.

   NQSOs: The grant of an NQSO (Non Qualified Stock Option) has no tax consequences to Maytag or to the participant. Upon exercise of an NQSO, a participant will have as taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon NQSO exercise, the participant will recognize long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

   Maytag will generally be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in connection with his or her exercise of an NQSO.

   ISOs: The grant of an ISO (Incentive Stock Option) has no tax consequences to Maytag or the employee. However, for purposes of computing the employee's alternative minimum tax (if any), the spread between the option price and the stock's fair market value on the date of an ISO exercise is treated as income. If the employee exercises an ISO and does not dispose of the acquired shares within the later of two years after the grant of the option and one year after the date of exercise, the employee will realize no taxable ordinary income, Maytag will not be entitled to any tax deduction and any gain or loss that the participant realizes in a subsequent disposition of such shares will be treated as long-term capital gain or loss.

   If any employee disposes of shares acquired upon exercise of an ISO before the end of the above-stated holding period, the employee will generally have ordinary taxable income at the time of exercise equal to the excess of the fair market value of those shares on the date of exercise (or, if less, the amount realized in the disposition) over the exercise price, and Maytag will generally be entitled to a deduction for the same amount. Any additional gain recognized upon the disposition will be capital gain--long-term or short-term, depending on the period during which the shares were held.

   SARs: There are no tax consequences to Maytag or the participant upon the grant of an SAR. Upon exercise of the SAR, the participant will have taxable ordinary income in the amount of any cash plus the fair market value of any shares issued or transferred as a result of the exercise. Maytag will generally receive a tax deduction in the same amount, at the same time as the participant is in receipt of income in connection with the exercise of the SAR.

   Restricted Stock: Upon the lapse of restrictions imposed on restricted stock (i.e., when the stock is no longer subject to a substantial risk of forfeiture), the participant will recognize taxable ordinary income equal to the fair market value of the stock as of the date of vesting. The participant may, however, elect to recognize taxable income at the time of grant equal to the fair market value of the stock at that time instead. Maytag will generally be entitled to a tax deduction in the same amount, at the same time as the participant is in receipt of income in connection with the vesting of the restricted stock.

   Restricted Stock Units, Performance Shares and Performance Units: There are no tax consequences to Maytag or the participant upon the grant of restricted stock units, performance shares or performance units. Upon payout of the shares or units, the participant will recognize taxable ordinary income in an amount equal to the amount of cash delivered and the fair market value of the distributed shares. Maytag will generally receive a tax deduction in the same amount, at the same time as the participant is in receipt of income in connection with the payout of the shares or units.

   Other Incentive Awards: The tax consequences to the participant and Maytag will depend on the design and implementation of such an award.

   Tax Withholding: With respect to any income tax withholding requirements imposed upon the occurrence of a taxable event to a participant, subject to approval by the Committee, a participant may elect to have Maytag withhold shares to satisfy the participant's income tax withholding obligations.

   Section 162(m): Under Section 162(m) of the Internal Revenue Code, Maytag may not take a federal income tax deduction for compensation in excess of $1 million for any taxable year to a "Covered Employee" unless the exception for certain performance-based compensation applies. Generally, Covered Employee under Section

162(m) means the chief executive officer and four other highest-paid executive officers of Maytag as of the last day of the taxable year.

   The Plan is designed so that all options and SARs granted under the Plan will be exempt from this limitation as performance-based compensation. In addition, performance awards, performance units, and other incentive awards under the Plan may be designed to so qualify by, among other things, making them subject to achievement of the performance goals specified above. A vote in favor of approving the Plan will constitute approval of these performance goals and the other material terms of the Plan for purposes of Section 162(m).

   Excess Parachute Payments: The Internal Revenue Code imposes a 20% excise tax on certain recipients of "excess parachute payments" and disallows the corresponding federal income tax deduction. The accelerated vesting and payout of awards under the Plan upon a change of control could subject participants to this tax and could result in a disallowance of a portion of Maytag's federal income tax deductions associated with awards under the Plan.

Vote Required for Approval

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the Maytag Corporation 2002 Employee and Director Stock Incentive Plan. If approved, the Plan would become effective as of May 10, 2002.

   The Board of Directors recommends a vote FOR the approval of the Plan.

(4) STOCKHOLDER PROPOSAL CONCERNING THE CLASIFICATION OF THE BOARD OF DIRECTORS

   This proposal is submitted by the Ray T. Chevedden and Veronica G. Chevedden Family Trust, address unknown, which is represented by John Chevedden. The Family Trust holds 207 shares of common stock.

                         ELECT EACH DIRECTOR ANNUALLY

This topic won its 3rd-consecutive yes-no majority shareholder vote in 2001.

Maytag Corporation shareholders request our Directors to implement a single long-term policy to enable election of each director annually. This policy includes that our directors make their best effort to obtain the high number of votes needed for implementation. This policy includes that, once implemented, a change on this topic would need a shareholder vote as a separate topic. This could prevent a simple reversal soon after implementation.

   A best effort by our directors is needed because our company, for some reason, requires a far greater than majority vote of all shares in existence for enactment of this topic.

Institutional investor support could catch the attention of our directors

This proposal topic won significant institutional support to win 3-consecutive yes-no majority votes at the 1999, 2000 and 2001 shareholder meetings. Institutional investors own 57% of Maytag stock. It is important for our company to maintain institutional investor support. If our management loses the support of several large institutional investors, and they sell their stock, it could negatively impact all shareholders.

Votes equally valuable, example 1

We believe that when our directors accept our yes-votes for their own election for 3-consecutive years, our directors should give equal value to our 3-consecutive majority yes-no votes, and act to adopt this topic.

Votes equally valuable, example 2

We believe that when our directors accept our yes-votes for the management/employee stock plan, as it did in 2000, that our directors should give equal value to our 3-consecutive majority yes-no votes, and act to adopt this topic. The generous 2000 stock plan left us as shareholders with a total overall minimum dilution of 14%--adversely exceeding the 11% average dilution for S&P 500 companies. The 14% and 11% statistics are from the IRRC report, Maytag Annual Meeting 2000.

Council of Institutional Investors' list

Maytag made the Council of Institutional Investors' list of companies which failed to implement shareholder proposals with majority votes. Effective corporate governance depends upon the directors responding to shareholders.

   It is intuitive that directors, accountable through annual election, perform better. Imagine an employee collecting a paycheck for 3 years without a review.

      Please ask our directors to act after 3-consecutive votes in favor:
                         ELECT EACH DIRECTOR ANNUALLY
                                   YES ON 4

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL 4

   THE BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THIS PROPOSAL TO ABOLISH THE CURRENT CLASSIFIED BOARD AND ELECT THE ENTIRE BOARD OF DIRECTORS ANNUALLY IS NOT IN THE BEST INTERESTS OF THE CORPORATION'S STOCKHOLDERS AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

   Statements contained in the proposal asserting that there have been three consecutive "yes-no majority votes", referring to 1999, 2000 and 2001, are not correct. The correct facts are: in 1999, the proposal was approved by 51.9% of the shares then voting which represented only 38.1% of all shares outstanding of Maytag. In 2000, the proposal failed, receiving 49.8% affirmative votes, which represented only 34% of all outstanding shares. In 2001, the proposal passed, receiving 55.7% of the shares voting which represented only 38.7% of all shares outstanding.

   More than 60% of other mid-cap S & P companies have a classified board, one in which board members are elected in groups and not all at once. The purpose of a staggered or classified board of directors is, among other matters, to safeguard the corporation against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the corporation. If all directors can be elected at once, a third party can orchestrate the complete removal of all sitting directors with either a biased board of directors, or one unschooled in the tangible and intangible values of the corporation. Your Board of Directors could lose its flexibility and the time to evaluate and react to any such third-party offer and, in turn, could limit its alternatives, including the continued operation of the Maytag's businesses, to provide maximum value to the stockholders.

   The classified board of directors was adopted in 1977 when Maytag stockholders decided, by an 89.5% affirmative vote, that the Board be divided into three classes of directors elected to staggered three-year terms with one class elected each year. The Board, and the overwhelming majority of stockholders, then believed that the classified Board was in Maytag's best interest. Your Board continues to hold this view. The classified board of directors assures that a majority of the directors at any time will have prior experience and in-depth knowledge of Maytag. Prior experience and knowledge are exceedingly important in any business and especially important in the highly competitive nature of the major appliance industry.

   As mentioned, a classified board is widely used by many major corporations to protect against inadequate tender offers or unsolicited attempts to seize control of a company. Without this protection hostile replacement of the Board could take place in less than 12 months. With this protection, a third party seeking to control Maytag must negotiate with the Board. The Board gains the time necessary to evaluate any proposal, study alternatives and seek the best result for all stockholders.

   Your Board also believes that a director's performance and contribution is best measured over a longer period like the current three-year terms for directors, rather than the short-term focus inherent in annual elections. The longer terms permit the Board to avoid the temptation or compulsion to sell the businesses or assets of Maytag at times when best valuations due to market conditions are less achievable. Longer terms are also consistent with the Board's role in making decisions that have a long-term impact.

   Similar proposals were submitted by the same stockholder at the 1998, 1999, 2000 and 2001 Annual Meetings. The 1998 proposal was defeated by a significant majority. The 1999 proposal was adopted by an affirmative vote of 51.9% of the shares voting, representing only 38.1% of all shares outstanding of Maytag.
The 2000 proposal failed, receiving 49.8% affirmative votes, representing only 34% of all outstanding shares. The 2001 proposal passed, receiving 55.7% of shares voted, representing only 38.7% of outstanding shares. Following the 1999 and 2001 Annual Meetings, the Directors sought counsel and carefully reviewed the advisability of modifying the structure of the Board. Considering the merits of the current classified board structure, the directors concluded that maintaining a classified Board for Maytag, elected for three-year terms, gives the Board a significantly greater ability to act in the stockholders' best interest in the event of a takeover bid. Accordingly, the Board affirmatively declined to act on the request that the entire Board of Directors be elected each year.

   Adoption of the Proponent's proposal would not by itself eliminate the classified Board. A formal amendment repealing the classified Board provision would need to be submitted to the stockholders and requires approval by the vote of the holders of at least two-thirds of Maytag's issued and outstanding stock entitled to vote at any regular or special meeting of stockholders. The votes in 1999 and 2001 fell far short of two-thirds of Maytag's issued and outstanding stock.

   The Board of Directors recommends a vote AGAINST this proposal.

(5) STOCKHOLDER PROPOSAL CONCERNING SUPER-MAJORITY VOTING PROVISIONS

Maytag received a shareholder proposal from Nick Rossi, P.O. Box 249, Boonville, CA 95415, (the "Proponent"), who owns 800 shares of common stock. The proposal is as follows:

                          ALLOW SIMPLE-MAJORITY VOTE

         ADOPT PROPOSAL THAT SHAREHOLDERS PASSED AT THE 2000 AND 2001
                             SHAREHOLDER MEETINGS

   Maytag shareholders recommend to reinstate simple-majority vote on each issue submitted to shareholder vote to the fullest extent possible. This includes the 80% vote requirement to improve [sic] a certain rule at the highest level of the company. Also, request that any change in this proposal topic be put to shareholder vote--as a separate proposal.

Why return to simple-majority vote?

.. Under the existing Maytag rule, if 79% of shares vote to improve [sic] a key rule at the highest level of the company and 1% vote no--only 1% of shares could force their will on the overwhelming 79% majority.

.. Simple-majority proposals like this proposal won 54% APPROVAL from shareholders at major companies in both 1999 and 2000--Investor Responsibility Research Center.

   Shareholders passed this proposal topic despite management's failed expenditure of shareholder money to influence the vote.

The 2000 vote was particularly significant since management sent one-sided voting information, limited to management's position only.

   The shareholders rejected this one-sided company lobby effort funded by the company treasury.

Dubious Distinction

By not adopting this proposal the directors have the dubious distinction of not commanding the full support of shareholders in key rules at the highest level of the company in our view.

A respected survey shows that institutional investors are prepared to pay an 18% premium for good corporate governance.

Source: Wall Street Journal June 19, 2000

Less-than-optimal rules and practices at Maytag

The following less-than-optimal rules and/or practices at Maytag arguable [sic] emphasize that it is increasingly important for Maytag to adopt at least this one proposal to improve--particularly with the sharp drop in stock price from $75:

  .  Super-majority vote required to approve merger.

  .  Poison pill that arguably harms shareholders.

  .  Individual directors do not stand for annual election (staggered board).

To simply return Maytag to a competitive rule at the highest level of the company vote to:

                          ALLOW SIMPLE-MAJORITY VOTE
         ADOPT PROPOSAL THAT SHAREHOLDERS PASSED AT THE 2000 AND 2001
                             SHAREHOLDER MEETINGS
                                   YES ON 5

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 5

   THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL CONCERNING SIMPLE MAJORITY VOTING IS NOT IN THE BEST INTERESTS OF THE CORPORATION OR ITS STOCKHOLDERS AND RECOMMENDS A VOTE AGAINST THE PROPOSAL.

   Maytag strenuously disagrees with the Proponent's use of the phrase "one-sided voting information" as it implies that the voting procedures established by Maytag in 2000 were in some way improper. They were not. Maytag's voting information was precisely correct. Maytag, as well as the Proponent, can legally contact stockholders to explain its point of view and urge stockholders to vote against a proposal if Maytag believes the proposal is not in the best interest of the Corporation. This contact consisted of a two page letter sent in 2000 to only fifty stockholders at a nominal cost.

   The Proponent's resolution is so vague the Board is uncertain what is specifically being requested. There are various super-majority voting provisions in the Certificate of Incorporation. Only one, however, requires an 80% majority. Assuming that the resolution is directed at that provision, Article Ninth of the Certificate of Incorporation requires an 80% vote of the shares outstanding and entitled to vote when a potential acquiror of Maytag offers a premium price to some stockholders rather than the same price to all stockholders.

   Your Board believes that it is unfair to the stockholders to permit a potential acquiror to pay a premium price to acquire a position in Maytag, and then offer the remaining shareowners a lower price. A super-majority voting requirement under such circumstances (a Fair Price provision) is necessary to protect the interests of all stockholders. At the 1984 Annual Meeting, the owners of over 83% of the shares represented at the meeting (over two-thirds of the shares issued and outstanding) voted to adopt the Fair Price provision as part of the Certificate of Incorporation.

   The Proponent's resolution might also refer to all super-majority provisions of the Certificate and Bylaws of Maytag. Super-majority provisions assure that carefully considered corporate governance rules are not replaced without a substantial consensus majority for change. They are defensive tools that deter a hostile raider from gaining control of the corporation on unfair terms. Super-majority provisions along with other defensive tools empower the Board to act in the best interests of all stockholders by carefully considering and responding in a reasoned manner to hostile bids. In addition, repeal of all super-majority provisions would repeal the highly desirable Fair Price provision.

   Adoption of this proposal furthermore, by itself, would not eliminate super-majority provisions. Formal amendments to repeal the super-majority provisions of the Certificate of Incorporation must be adopted by the Board and presented to Maytag's stockholders, and such a request must be approved by the vote of the holders of at least two-thirds of the stock outstanding and entitled to vote at any regular or special meeting of stockholders as to each such super-majority provision (80% with regard to the Fair Price provision).

   Although similar proposals submitted by the same stockholder passed at the 2000 and 2001 Annual Meetings, for all the reasons described above, the Board has determined that it is not in the best interest of Maytag stockholders to eliminate super-majority voting as suggested by the Proponent.

   The Board of Directors recommends a vote AGAINST this proposal.

(6) STOCKHOLDER PROPOSAL CONCERNING STOCKHOLDER ADOPTION OF "POISON PILLS" PROVISIONS

Maytag received a shareholder proposal from William Steiner, 4 Radcliff Drive, Great Neck, NY 10024, who holds 575 shares of common stock. The proposal is as follows:

                    ALLOW SHAREHOLDER VOTE ON POISON PILLS

 PROPOSAL TOPIC WHICH WON 62% SHAREHOLDER APPROVAL AT THE 2001 ANNUAL MEETING

Maytag shareholders request the Board redeem any poison pill issued previously unless such issuance is approved by the affirmative vote of shareholders, to be held as soon as may be practicable.

Why require a shareholder vote to maintain a poison pill?

.. The poison pill injures shareholders by reducing management accountability.
  "Even though [the pills] are designed as protection and not intended ever to be triggered, the pills are poison, indeed.

The basic function of pills is, simply stated, to confront a hostile purchaser with immediate and unacceptable dilution of the value of his investment. The pill is a 'doomsday device,' with such potent wealth destroying characteristics....."

          Power and Accountability
          Robert Monks and Nell Minow
          Chapter 2, page 49 after "1,000 Poison Pills" heading
          Source: www.thecorporatelibrary.com/power

.. The Council of Institutional Investors (www.cii.org)--an association of institutional investors with assets exceeding $1 Trillion--recommends poison pills first be approved by shareholders.

Negative Effects of Poison Pills on Shareholder Value

Professor John Pound of Harvard's Corporate Research Project found a correlation between high corporate performance and the absence of poison pills.

   Source: Lilli Gordon and John Pound,"Active Investing in the US Equity
Market: Past Performance and Future Prospects", Report prepared for the California Public Employees' Retirement System, Gordon Group Inc., December 2, 1992.

   A poison pill can insulate management at the expense of shareholders. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate.

Management Lacks Shareholder Support

Management arguably does not command the full support of shareholders on 3 key rules at the highest level of the company. Shareholders rejected management's advice on these 3 proposal topics at the 2001 annual meeting and voted yes:

..  Allow Shareholder Vote on Poison Pills                     62% Yes
..  Allow Simple Majority Vote                                 60% Yes
..  Annual Election of Each Director                           56% Yes

   Shareholder vote on poison pills will avoid further concentration of power in the directors who continue to rebuff the impressive votes of shareholders.

                    ALLOW SHAREHOLDER VOTE ON POISON PILLS
               PROPOSAL TOPIC WHICH WON 62% SHAREHOLDER APPROVAL
                          AT THE 2001 ANNUAL MEETING
                                   YES ON 6

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 6

   THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL CONCERNING "POISON PILL" PROVISIONS IS NOT IN THE BEST INTERESTS OF THE CORPORATION OR ITS STOCKHOLDERS AND RECOMMENDS A VOTE AGAINST THE PROPOSAL.

   The proposal asks Maytag's stockholders to redeem any poison pill unless such issuance is approved by the affirmative vote by stockholders. However, Maytag stockholders have already spoken. Stockholders in 1990 voted down a proposal that the stockholders recommend to the Board of Directors to redeem or submit to stockholder vote, at the earliest practicable date, the share purchase rights plan, declared as a dividend on August 21, 1986 and revised on May 4, 1988.

   Your Board of Directors recommends voting against this proposal because the Board believes that 1) rights plans such as the Maytag's Stockholder "Rights Plan" help maximize stockholder value, and 2) the Rights Plan protects stockholders of Maytag from unfair and abusive takeover tactics. The Board further believes that the Rights Plan is in the best interests of Maytag and its stockholders.

   The Rights Plan is designed to protect the stockholders against takeover tactics that do not treat all stockholders fairly and equally, such as partial and two-tiered tender offers and creeping stock accumulation programs. The Rights Plan is intended to encourage potential acquirors to negotiate directly with the Board. The Board is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and seek a higher price if there is to be a sale of Maytag. The Board's ability to seek a higher price in takeover contests on behalf of all stockholders is significantly greater than the ability of the individual stockholder to achieve such a result. Without the protection of the Rights Plan, your Board could lose important bargaining power in negotiating the transaction with a potential acquiror or pursuing a potentially superior alternative.

   The Rights Plan does not prevent an offer to acquire Maytag at a price and on terms that are fair and in the best interest of stockholders. In responding to an acquisition proposal, your Board, of which 9 of the current 10 members are outside directors, recognizes the obligation to fulfill its fiduciary duties to Maytag and its stockholders. If the Board determines that a proposal is fair and in the best interest of stockholders, the Rights Plan allows the Board to approve the proposal and redeem the rights. However, to redeem the rights now in the absence of a proposal would leave Maytag's stockholders unprotected in the event of an unsolicited and potentially coercive and unfair takeover offer and, in the Board's view, would eventually reduce long term value for stockholders.

   Finally, there is empirical evidence of studies demonstrating the economic benefits that rights plans provide for stockholders. For example, in 1997, a J.P. Morgan study found that consistently higher premiums were paid for companies with rights plans in place. A November 1997 study by Georgeson & Co. reported that premiums paid to acquire target companies with rights plans were on average 8% higher than premiums paid for target companies without rights plans. Thus, they concluded that rights plans contributed an additional $13 billion in stockholder value during the previous five years, and stockholders of acquired companies without such protection gave up $14.5 billion in potential premiums. Georgeson & Co. also reported that the presence of a rights plans at a target company did not increase the likelihood of a withdrawal of a friendly takeover bid nor the defeat of a hostile one.

   In summary, the proposal seeks to redeem Maytag's stockholder rights plan, thereby taking away from the Board a valuable mechanism for conducting auctions and fending off hostile bidders. Your Board believes that the proposal is not in the interest of the stockholders. For all of the above reasons, the Board did not take action on a similar proposal that passed at the 2001 annual meeting (receiving 61.6% of shares voted, although only 42.8% of votes outstanding).

   The Board of Directors recommends a vote AGAINST this proposal.

                            EXECUTIVE COMPENSATION

   The following table shows the compensation of (1) the persons who served as chief executive officer of Maytag during 2001 and (2) the other four most highly compensated executive officers of Maytag serving as such on December 31, 2001 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE



                                                                         Long-Term Compensation
                                                                    ---------------------------------
                                    Annual Compensation                     Awards          Payouts
                        ------------------------------------------------------------------------------
                                                          Other     Restricted Securities
       Name and                                           Annual      Stock    Underlying    LTIP     All Other
  Principal Position        Year      Salary   Bonus   Compensation  Award(s)  Options (#)  Payouts   Comp. (A)
-----------------------------------------------------------------------------------------------------------------
Ralph F. Hake           2001 (6 mo)  $409,821 $300,000      0           0        450,000   $        0 $  4,897
Chairman & CEO
(eff. 06/19/2001)
-----------------------------------------------------------------------------------------------------------------
Leonard A. Hadley       2001 (6 mo)  $470,346 $500,000      0           0         18,000   $        0 $  6,939
President & CEO         2000 (2 mo)   145,455        0      0           0        100,000      565,318    1,114
(through 06/18/2001)    1999 (8 mo)   566,667  547,000      0           0              0    1,356,313    5,909
-----------------------------------------------------------------------------------------------------------------
William L. Beer         2001 (11 mo) $275,000 $130,175      0           0        122,290   $        0 $  7,597
President Maytag        2000          285,000        0      0           0              0            0  522,814(B)
Appliances Div.         1999          280,000  135,072      0           0              0      245,457    6,453
(eff. 02/01/2001)
-----------------------------------------------------------------------------------------------------------------
Steven H. Wood          2001         $260,000 $ 87,668      0           0         25,000   $        0 $  5,839
Executive               2000          197,208   41,681      0           0         25,000       72,560    6,721
Vice President &        1999          182,400   85,845      0           0          8,192      180,713    6,298
Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------
Roger K. Scholten Sr.   2001         $243,750 $ 84,296      0           0         17,500   $        0 $  7,322
Vice President &
General Counsel
-----------------------------------------------------------------------------------------------------------------
Keith G. Minton         2001         $260,000 $ 88,607      0           0         17,500   $        0 $  9,855
President               2000          245,000   86,975      0           0         17,500      104,008    9,104
Hoover Division         1999          225,000  126,225      0           0         19,979      188,662    8,000

(A)The amounts for 2001 include the dollar value of premiums paid for life insurance and of corporate contributions to the Salary Savings 401(k) Plan as follows: Mr. Hake, life insurance $2,347, 401(k) $2,550; Mr. Hadley, life insurance $6,939, 401(k) $0; Mr. Beer, life insurance, $3,347, 401(k) $4,250; Mr. Wood, life insurance $2,439, 401(k) $3,400; Mr. Scholten; life insurance $2,222, 401(k) $5,100; and Mr. Minton, life insurance $5,605, 401(k) $4,250.
(B)Of the $522,814 "All Other Compensation", $1,485 was for life insurance and $5,100 was Maytag's contribution to Mr. Beer's Salary Savings (401k) Plan, leaving $516,229. Further information of that cash payment and how it was partially repaid is as follows: Mr. Beer resigned his position of President Major Appliance Division effective August 31, 2000. Mr. Beer assumed a consulting role through December 31, 2000. Mr. Beer received a cash payment of $516,229 in severance and short and long term incentives; of this amount, he was entitled to $180,532 based on Maytag's 2000 short and long term incentives and thus received $335,697 in total severance benefits. Mr. Beer returned to Maytag on February 1, 2001. He repaid to Maytag $250,000 of the $335,697, or about 75% of the enhanced severance benefits paid to him.

   The following table sets forth, for the named executive officers, certain information regarding stock options granted in 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                       Potential Realizable
                                                                                         Value At Assumed
                                                                                      Annual Rates Of Stock
                                  Individual Grants                                   Price Appreciation For
                                                                                         Option Term (4)
-------------------------------------------------------------------------------------------------------------
                  Number of Securities  % of Total Options
                   Underlying Options  Granted to Employees Exercise Price Expiration
      Name          Granted (#) (1)     in Fiscal Year (2)  ($/Share) (3)     Date        5%         10%
------------------------------------------------------------------------------------------------------------
Ralph F. Hake           150,000                9.4%            30.8250     06/18/2011 $2,907,900  $7,369,080
                        150,000                9.4%            35.4488     06/18/2011 $2,214,330  $6,675,510
                        150,000                9.4%            40.9972     06/18/2011 $1,382,070  $5,843,250
------------------------------------------------------------------------------------------------------------
Leonard A. Hadley        18,000                1.1%            30.9700     06/17/2011 $  350,590  $  888,449
------------------------------------------------------------------------------------------------------------
William L. Beer          12,690                0.8%            46.3438     08/27/2008 $  369,860  $  937,287
                         35,000                2.2%            45.5000     11/11/2009 $1,001,529  $2,538,039
                         39,600                2.5%            32.0900     11/09/2010 $  799,187  $2,025,275
                         35,000                2.2%            28.8300     11/07/2011 $  634,596  $1,608,170
------------------------------------------------------------------------------------------------------------
Steven H. Wood           25,000                1.6%            28.8300     11/07/2011 $  453,283  $1,148,693
------------------------------------------------------------------------------------------------------------
Roger K. Scholten        17,500                1.1%            28.8300     11/07/2011 $  317,298  $  804,085
------------------------------------------------------------------------------------------------------------
Keith G. Minton          17,500                1.1%            28.8300     11/07/2011 $  317,298  $  804,085

(1)All 450,000 stock options granted to Mr. Hake became exercisable upon grant, as did the 18,000 options granted to Mr. Hadley. Mr. Hake is not scheduled to receive additional stock option grants until 2003. The first two grants listed for Mr. Beer (12,690 options and 35,000 options, respectively) were issued to reinstate options that had been forfeited when he left Maytag in 2000. Mr. Beer's grant of 12,690 options became exercisable on August 28, 2001; the grant of 35,000 options with an exercise price of $45.5000 becomes exercisable on November 12, 2002; and the grant of 39,600 options becomes exercisable on November 10, 2003. All options in the table with an exercise price of $28.8300 become exercisable at the rate of one-third per year beginning on November 8, 2002. However, all options granted above will become fully exercisable in the event of a change of control as defined in Maytag's stock incentive plans.

(2)Total options granted to employees in 2001 were 1,596,340.

(3)Fair market value of underlying shares on the date of grant, with the following exceptions: (a) Mr. Hake's options granted with an exercise price of $35.4488 were at a 15% premium above fair market value; (b) the options granted Mr. Hake at $40.9972 were at a 33% premium above fair market value;
   (c) the options granted to Mr. Beer at an exercise price of $46.3438 were issued to reinstate a cancelled grant made at fair market value on August 28, 1998; and (d) Mr. Beer's options granted at $45.5000 were issued to reinstate a cancelled grant made at fair market value on November 12, 1999.

(4)The dollar amounts under these columns are the result of hypothetical potential gains from calculations assuming annual growth rates of 5% and 10% in the value of Maytag's future stock price over the 10 year term of the options which would result in the per share price of Maytag's stock increasing to the values illustrated below (the gains from Mr. Hake's grant at $35.4488 and grant at $40.9972 were calculated using the fair market value on date of grant [$30.825]):

               Exercise Price 5% Annual Growth 10% Annual Growth
               -------------  ---------------- -----------------
                  $28.8300        $46.9613         $ 74.7777
                  $30.8250        $50.2110         $ 79.9522
                  $30.9700        $50.4472         $ 80.3283
                  $46.3438        $75.4896         $120.2041
                  $45.5000        $74.1151         $118.0154
                  $32.0900        $52.2715         $ 83.2333

   These assumed rates of growth are required by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast possible future stock prices.

   The following table shows for the named executive officers certain information regarding options exercised during 2001 and unexercised options to purchase common stock held by such officers at December 31, 2001.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES


                                                                         Value of Unexercised
                                             Number of Securities        In-the-Money Options
                                        Underlying Unexercised Options   December 31, 2001 ($)
                     Shares     Value         December 31, 2001                   (A)
                  Acquired on  Realized ---------------------------------------------------------
      Name        Exercise (#)   ($)    Exercisable      Unexercisable Exercisable Unexercisable
------------------------------------------------------------------------------------------------
Ralph F. Hake            0     $     0    450,000                 0    $   69,750    $      0
------------------------------------------------------------------------------------------------
Leonard A. Hadley        0     $     0    613,450                 0    $4,475,101    $      0
------------------------------------------------------------------------------------------------
William L. Beer          0     $     0     30,690           109,600    $        0    $ 86,100
------------------------------------------------------------------------------------------------
Steven H. Wood           0     $     0     44,230            58,192    $  447,797    $134,375
------------------------------------------------------------------------------------------------
Roger K. Scholten    2,420     $35,108      9,360            23,500    $  109,222    $ 57,625
------------------------------------------------------------------------------------------------
Keith G. Minton          0     $     0     43,109            54,979    $  215,075    $ 93,975

(A)The value is calculated based on the aggregate amount of the excess of $31.2900 (the average of the high and low price of common stock as reported in the New York Stock Exchange Composite Transactions Report for December 31, 2001) over the relevant exercise price(s).

   The following table depicts information regarding Maytag's use of stockholder-approved and non-stockholder approved stock plans as of December 31, 2001. Although not required to disclose this information this year, Maytag has elected to do so.

                     EQUITY COMPENSATION PLAN INFORMATION

-----------------------------------------------------------------------------------------------------------------------
                                           Number of                                            Number of Securities
                                        Securities to be          Weighted-Average Exercise    Remaining Available for
                                    Issued upon Exercise of     Price of Outstanding Options,   Future Issuance under
                                 Outstanding Options, Warrants,     Warrants, and Rights      Equity Compensation Plans
        Plan Category             and Rights December 31, 2001        December 31, 2001           December 31, 2001
-----------------------------------------------------------------------------------------------------------------------
  Equity Compensation Plans
  Approved by Stockholders                 8,674,446                       $32.16                     1,060,240
-----------------------------------------------------------------------------------------------------------------------
  Equity Compensation Plans
  Not Approved by Stockholders                     0                          N/A                             0
-----------------------------------------------------------------------------------------------------------------------
  Total                                    8,674,446                       $32.16                     1,060,240
-----------------------------------------------------------------------------------------------------------------------

   The following table sets forth, for the named executive officers, certain information regarding long-term incentive plan grants made in 2001.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------
                                                               Estimated Future Payouts Under
                                                              Non-Stock Price-Based Plans (B)
-------------------------------------------------------------------------------------------------
                                            Performance or
                           Number of         Other Period
                        Shares, Units or   Until Maturation
       Name           Other Rights ($) (A)    or Payout     Threshold ($) Target ($) Maximum ($)
------------------------------------------------------------------------------------------------
  Ralph F. Hake             $516,800           3 Years        $258,400     $516,800  $1,033,600
------------------------------------------------------------------------------------------------
  Leonard A. Hadley         $      0               N/A             N/A          N/A         N/A
------------------------------------------------------------------------------------------------
  William L. Beer           $175,000           3 Years        $ 87,500     $175,000  $  350,000
------------------------------------------------------------------------------------------------
  Steven H. Wood            $130,000           3 Years        $ 65,000     $130,000  $  260,000
------------------------------------------------------------------------------------------------
  Roger K. Scholten         $125,000           3 Years        $ 62,500     $125,000  $  250,000
------------------------------------------------------------------------------------------------
  Keith G. Minton           $130,000           3 Years        $ 65,000     $130,000  $  260,000
------------------------------------------------------------------------------------------------

(A)All awards identified in this table are made pursuant to Maytag's 2000 Employee Stock Incentive Plan. The awards are performance-based cash awards. Target awards are based upon a percentage of base salary and vary depending upon the individual's position and responsibilities.

(B)Estimated future payouts are predicated upon the achievement of corporate return on sales, return on assets, and total stockholder return (measured in terms of a percentile ranking relative to a comparison group) objectives over the period from January 1, 2001 through December 31, 2003. The achievement of threshold performance will result in a 50% payout; achievement of target performance will result in a 100% payout; achievement of maximum performance will result in a 200% payout.

   The following table sets forth the estimated annual pension benefits payable effective December 31, 2001, assuming retirement at age 65 after selected periods of continuous service, under Maytag's retirement plan which applies to virtually all exempt salaried employees. Maytag's retirement plan for salaried employees provides for fixed retirement benefits based on years of service and compensation received. All compensation shown in the Salary and Bonus columns of the Summary Compensation Table is included as compensation under the pension plan.

                              RETIREMENT BENEFITS

---------------------------------------------------------------------------------------
  Average Annual Earnings
  for Highest 5 Consecutive
  Years of Final 10 Years of            Estimated Annual Retirement Benefits
         Service                       Years of Credited Service at Retirement
---------------------------------------------------------------------------------------
                                  10       15       20       25      30        35*
--------------------------------------------------------------------------------------
        $  200,000             $ 28,953 $ 43,430 $ 57,907 $ 72,383  86,860 $  101,337
--------------------------------------------------------------------------------------
           300,000               44,453   66,680   88,907  111,133 133,360    155,587
--------------------------------------------------------------------------------------
           400,000               59,953   89,930  119,907  149,883 179,860    209,837
--------------------------------------------------------------------------------------
           500,000               75,453  113,180  150,907  188,633 226,360    264,087
--------------------------------------------------------------------------------------
           600,000               90,953  136,430  181,907  227,383 272,860    318,337
--------------------------------------------------------------------------------------
           700,000              106,453  159,680  212,907  266,133 319,360    372,587
--------------------------------------------------------------------------------------
           800,000              121,953  182,930  243,907  304,883 365,860    426,837
--------------------------------------------------------------------------------------
           900,000              137,453  206,180  274,907  343,633 412,360    481,087
--------------------------------------------------------------------------------------
         1,000,000              152,953  229,430  305,907  382,383 458,860    535,337
--------------------------------------------------------------------------------------
         1,000,000              168,453  252,680  336,907  421,133 505,360    589,587
--------------------------------------------------------------------------------------
         1,200,000              183,953  275,930  367,907  459,883 551,860    643,837
--------------------------------------------------------------------------------------
         1,400,000              214,953  322,430  429,907  537,383 644,860    752,337
--------------------------------------------------------------------------------------
         1,600,000              245,953  368,930  491,907  614,883 737,860    860,837
--------------------------------------------------------------------------------------
         1,800,000              276,953  415,430  553,907  692,383 830,860    969,337
--------------------------------------------------------------------------------------
         2,000,000              307,953  461,930  615,907  769,883 923,860  1,077,837
--------------------------------------------------------------------------------------

*Maximumnumber of years of service for which the pension benefit accrues.

   The above amounts have been computed on the basis of a straight-life annuity and are not subject to any deduction for social security or other offset amounts.

   Benefits under the plan are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under the Supplemental Employee Retirement Plan under which such amounts are payable to all qualifying employees including the officers of Maytag.

   While in his interim role as President and CEO, Mr. Hadley continued to receive a monthly retirement benefit based on the maximum number of years of credited service. The years of credited service as of December 31, 2001 for the remaining named executive officers are: Ralph F. Hake 1.0; William L. Beer 27.6; Steven H. Wood 12.8; Roger K. Scholten 20.7; and Keith G. Minton 30.8.

                         Change of Control Agreements

   In 2001 Maytag had agreements with each of the named executive officers (other than Mr. Hadley) which would become operable only in the event of a "change of control" (as defined in the agreements) of Maytag. The agreements provide that if the officer's employment terminates for any reason (other than death, disability, normal retirement or for cause) within three years after a change of control, the officer will be entitled to a lump-sum cash payment equal to three times the sum of the officer's salary at the rate in effect immediately prior to the change of control and the then-current maximum cash bonus opportunity established under the annual incentive plan for the bonus plan year in which termination occurs. The officer would also be eligible for three years of coverage under Maytag's benefit plans, for additional retirement benefits and for a "gross-up" payment as reimbursement of any federal excise taxes payable. The officer would also receive a pro-rated bonus for the year of termination plus a cash payout on any outstanding restricted stock (assuming full vesting of the award).

   During 2002, Maytag expects to enter into revised change of control agreements with each of the named executive officers (except Mr. Hadley) that Maytag believes are more reflective of competitive practice. The major changes incorporated into the revised agreements are: a "double trigger" that requires both a change of control and either a termination by Maytag (other than for cause or disability) or a termination by the officer for good reason (as defined in the agreements) in order for severance benefits to be available under the agreement; payment of a lump sum payment equal to three times the sum of the officer's salary and target bonus (instead of maximum bonus); payment using target cash payout instead of maximum cash payout for restricted stock awards; target payout for cash-denominated long-term incentive awards; and addition of a section that outlines the minimum terms of employment that an acquiror must comply with if the officer is retained after a change of control.

              Employment Contracts and Termination of Employment

   On June 19, 2001, Maytag entered into an executive severance agreement with Mr. Hake. Pursuant to the agreement, if Mr. Hake is involuntarily terminated by Maytag, except for "cause" (as defined in the agreement), within five years of his employment date, Maytag will pay to him an amount equal to the sum of: (1) two years of base salary and (2) two years of target bonus under the Incentive Compensation Plan. Mr. Hake has agreed to abide by Maytag's confidentiality, non-compete and intellectual property rights agreement. If Mr. Hake is eligible for any compensation benefit under a change of control agreement described above, no benefits will be available under this agreement.

   After his interim role as CEO was completed, Mr. Hadley was retained on a consulting basis through the remainder of 2001 pursuant to a consulting agreement. Mr. Hadley received $250,000 from Maytag for his consulting services.

   Mr. Beer resigned his position of President Major Appliance Division effective August 31, 2000. Mr. Beer assumed a consulting role through December 31, 2000. Mr. Beer received a cash payment of $516,229 in severance and short and long term incentives; of this amount, he was entitled to $180,532 based on Maytag's 2000 short and long term incentives and thus received $335,697 in total severance benefits. Mr. Beer returned to Maytag on February 1, 2001. He repaid to Maytag $250,000 of the $335,697, or about 75% of the enhanced severance benefits paid to him.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                    COMPENSATION PHILOSOPHY AND PRINCIPLES

   The Compensation Committee of the Board of Directors (the "Committee"), composed of three non-employee directors, establishes and administers the executive compensation program for Maytag's top executives. The Committee has reaffirmed Maytag's compensation philosophy as it pertains to its executives as follows:

      1. Maytag is committed to increasing long-term stockholder value and to ensuring that the objectives of Maytag's executives are aligned with that goal. Based on this commitment, it is Maytag's philosophy that the total compensation of its executives closely mirror the performance of Maytag--reflecting increases and decreases in those factors contributing to stockholder value, e.g., profitability, earnings per share, and various return measures. These measures are employed broadly within Maytag in planning, goal setting and compensation to provide focus on both operating cash flow and balance sheet management.

      2. Providing an opportunity for above average total compensation is important in order to attract and retain the best and brightest employees. If performance goals are met, Maytag's total compensation program is targeted at a level above the average for similarly sized industrial firms nationwide.

      3. It is Maytag's goal to provide and consistently administer a uniform program of total compensation for key employees throughout Maytag. This program will facilitate the movement of key employees between business units and divisions, which supports the business objective of strengthening organizational development efforts and providing developmental opportunities for talented individuals.

The Committee believes compensation based on this philosophy supports and encourages commitment to achieving business and financial objectives that will generate long-term stockholder value. It is also designed to attract and retain outstanding executives, to encourage them to make long-term commitments to Maytag, and to accomplish Maytag's leadership succession objectives.

                     Components of Executive Compensation

   The Committee views compensation as a total program comprised of annual base salary, variable short and long-term incentives, and other perquisites and fringe benefits. The total package is designed to provide a significant percentage of executive compensation through at-risk programs which link long-term executive rewards to long-term stockholder rewards. This linkage is achieved through the following compensation components:

  Annual Base Salary

   A salary range for each position is established using average base pay for executives employed at industrial organizations selected by independent compensation consultants. The performance of the organizations in the industrial database is not known and therefore not considered when establishing salary ranges. The companies included in the industrial database comprise the companies included in the S&P Household Furnishings and Appliance Stock Index used in the Performance Graph on Page 32, as well as other companies. The Committee relies on a broad array of companies in various industries for comparative analysis of executive compensation because the Committee believes that Maytag's competitors for executive talent are more varied than the Peer Group chosen for comparing stockholder return in the Performance Graph. Executive pay within the salary range is determined based upon individual qualifications, experience, and performance of specific individual responsibilities.

  Annual Variable Incentive (Bonus)

   Annual variable incentive compensation (bonus) is paid to executives in cash based upon a percentage of base salary and varies depending upon the individual's position, responsibility, and performance. Corporate executives are eligible for annual cash incentive awards based upon the following performance factors: (1) Corporate net income compared to annual plan (70% weighting), and (2) Corporate performance against key strategic objectives (30% weighting). Business Unit executives are eligible for annual cash incentive awards based upon the following performance factors: (1) Business Unit operating income less the cost of working capital compared to annual plan (50% weighting), (2) Corporate net income compared to annual plan (20% weighting), and (3) Business Unit performance against key strategic objectives (30% weighting). An award may be increased or decreased based upon the executive's personal performance. Performance is reviewed and rated annually against these factors. The Committee may adjust these formula-based awards if, in its judgment, adjustment is warranted.

  Long-Term Variable Incentives

   Long-term variable incentive compensation opportunities are provided to executives in positions with significant responsibility, accountability and potential impact on long-term corporate performance. These awards are available under the 2000 Employee Stock Incentive Plan, which has been approved by stockholders. Long-term incentive compensation is made available in the form of stock options and performance-based cash awards.

   Stock Options: Participation in and the level of stock option grants to individual executives are approved by the Committee. Options are generally subject to vesting provisions and the exercise price must at least equal the fair market value of the common stock on the date of grant.

   Performance-Based Cash Awards: Eligibility for participation and the level of awards to individual executives are approved by the Committee. The level of each award is based upon a percentage of base salary and varies depending upon the executive's position and responsibilities. The value of these performance-based cash-denominated awards depend upon Maytag achieving predetermined levels of Return on Assets, Return on Sales, and Total Stockholder Return over the specified three-year period. High levels of performance in these factors, in the Committee's opinion, impact favorably on long-term stockholder value. Approximately 85 executives are granted awards under this variable long-term incentive.

   In conclusion, survey data indicates that grants approved by the Committee under Maytag's long-term plans and predecessor plans are competitive with grants made to executives in similar positions at other industrial organizations. This stock-based incentive plan is designed to encourage a significant equity ownership interest in Maytag to help assure that the long-term interests of Maytag's executives are closely aligned with the long-term interests of the stockholders.

                     Executive Stock Ownership Guidelines

   In keeping with Maytag's compensation philosophy and its efforts to strengthen the link between the long-term interests of executives and the long-term interests of stockholders, the Committee approved stock ownership guidelines which are applicable to approximately 80 key executives. The guidelines require that these executives build long-term ownership positions of Maytag's common stock with an aggregate dollar value that equals or exceeds a predetermined multiple of their base salaries. The amounts range from six times annual base salary for the Chief Executive Officer to one times annual base salary for operating unit vice presidents. The Committee reviews executive stock ownership levels annually and notifies executives of their progress.

           Tax Code Limitation on Executive Compensation Deductions

   Unless certain conditions are met, Internal Revenue Code Section 162(m) limits the annual deductibility of certain compensation in excess of $1 million for the current Chief Executive Officer and the four other most highly compensated executive officers. There was no loss of tax deductibility in 2001. In order to maintain maximum tax deductibility of executive compensation, the Committee received approval from stockholders in 2000 for the long-term variable incentive plan (2000 Employee Stock Incentive Plan) to ensure tax deductibility of future long-term compensation incentives. The Committee will continue to monitor compensation programs in light of Section 162(m); however, the Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of Maytag and its stockholders.

              Performance of the Corporation and CEO Compensation

   As indicated in the above discussion, the total compensation of Maytag's executives, including the CEO, consists of annual base salary, annual variable incentive, and long-term variable incentives, as well as other perquisites and fringe benefits. These plans consider individual performance, Maytag's performance, and survey data regarding comparable positions at other industrial organizations.

   Upon his return to Maytag in an interim role as President & Chief Executive Officer on November 7, 2000, Mr. Hadley's salary was established by the Committee at $83,333 per month. This salary remained in effect until his retirement on June 18, 2001. Mr. Hadley then acted in a consulting role from this date until the end of 2001, for which he was paid $250,000. He was also paid a bonus of $500,000 (as shown in the Summary Compensation Table) and granted options to purchase 18,000 shares of common stock under the terms of Maytag's 2000 Employee Stock Incentive Plan (as shown in the Option Grants in Last Fiscal Year table) for successful completion of this interim assignment including refocusing Maytag's business, filling key management positions, and initiating the Amana acquisition and the sale of Blodgett.

   Mr. Hake was hired into the Chairman and CEO position at an annualized salary of $765,000. Effective with his employment date, Mr. Hake was granted three option grants, each of which vested immediately, as follows: (1) 150,000 options at fair market value; (2) 150,000 options at 115% of fair market value; and (3) 150,000 options at 133% of fair market value. His partial-year bonus was based on leadership in product development, quality improvement, and cost reduction initiatives, the successful acquisition and integration of Amana, and the successful completion of the Blodgett divestiture. Mr. Hake's 2002 salary was increased to $800,000, a 4.6% increase. The Committee arrived at this rate by considering his annual base salary compared to CEO compensation in other industrial companies surveyed, his performance during the latter half of 2001, and his strategic actions and plans for 2002 and beyond.

   Annual base salary increases for the other named executives were based on individual performance, job content and compensation of executives in comparable positions in the industrial organizations surveyed.

   The restricted stock and units granted in 1999 matured in 2001. Maytag's performance over the period January 1, 1999, through December 31, 2001, did not achieve the threshold level approved by the Committee in 1999 and no payout was made under this Plan as reflected in the Summary Compensation Table--LTIP Payouts.

   In 2001, performance-based cash-denominated opportunities were made to the named executive officers (except Mr. Hadley). Payouts under the award will be made to eligible recipients based on the extent to which Maytag achieves its Return on Assets, Return on Sales, and Total Stockholder Return objectives for the three-year period January 1, 2001, through December 31, 2003, as reflected in the Long-Term Incentive Plans table.

   Grants of options to the other named executive officers to purchase common stock under the 2000 Employee Stock Incentive Plan are reflected in the Option Grants in Last Fiscal Year table.

                                    SUMMARY

   The Committee believes that the foregoing compensation programs will serve the long-term interests of stockholders. These programs create a strong link between long-term executive rewards and long-term stockholder rewards; they attract, retain and motivate outstanding executive talent; and they further Maytag's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance based compensation programs that it believes positively affect long-term stockholder value. Finally, through stock ownership guidelines, it is the goal of the Committee to ensure Maytag has not only qualified, professional managers, but fully committed "owner-operators".

   The foregoing report is furnished by the following members of the Compensation Committee:

      Bernard G. Rethore               Barbara R. Allen
      William T. Kerr

                        STOCKHOLDER RETURN PERFORMANCE

   The following graph compares Maytag's cumulative total stockholder return on its common stock from December 31, 1996, to December 31, 2001, with the S&P 500 Stock Index and the S&P Household Furnishings and Appliance Stock Index (both of which include Maytag).

           --------------------------------------------------------
                            Cumulative Total Return
            Based on investment of $100 beginning December 31, 1996
                       and the reinvestment of dividends

           --------------------------------------------------------

                                    [CHART]
                           S & P Household
                           Furnishings &
Date   Maytag  S & P 500   Appliance Index
1996   $100    $100        $100
1997   $192    $133        $134
1998   $324    $171        $159
1999   $254    $207        $137
2000   $175    $188         $98
2001   $172    $166        $126

   The S&P Household Furnishings & Appliance Index, which is comprised of Maytag (MYG), Whirlpool (WHR), and Leggett & Platt (LEG), has been discontinued as an index. As a result, Maytag will start using the S&P Household Appliances Index in next year's proxy statement. The S&P Household Appliances Index is comprised of Maytag (MYG), Whirlpool (WHR), Black & Decker (BDK), Stanley Works
(SWK), and Snap-On, Inc. (SNA).

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for presentation at the 2003 Annual Meeting must be received by the Secretary of Maytag on or before December 3, 2002 to be considered for inclusion in the 2003 Proxy Statement and Proxy.

   After that date, a stockholder wishing to nominate a candidate for election to the Board or present an item of business at the 2003 Annual Meeting is required to give written notice to the Secretary of Maytag of his or her intention to make such a nomination or present such item, but Maytag is not required to present the matter in its proxy materials. Such nomination or item of business for the 2003 Annual Meeting must be received by Maytag no earlier than January 9, 2003 and no later than February 8, 2003. Any notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Nominating Committee may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a director. A nomination or item of business which does not comply with the above procedure will be disregarded.

Maytag Corporation
403 West Fourth Street North
Newton, Iowa 50208

                              Maytag Corporation
                2002 Employee and Director Stock Incentive Plan
                                 Appendix "A"

               Article 1. Establishment, Objectives and Duration

   1.1 Establishment. Maytag Corporation, a Delaware corporation (hereinafter referred to as the Company), hereby establishes an incentive compensation plan to be known as the Maytag Corporation 2002 Employee and Director Stock Incentive Plan (hereinafter referred to as the Plan), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Incentive Awards.

   Subject to approval by the Company's stockholders, the Plan shall become effective as of May 10, 2002 (the Effective Date) and shall remain in effect as provided in Section 1.3 herein. If the Plan is approved, new awards will no longer be made from the 2000 Employee Stock Incentive Plan or the 1998 Non-Employee Directors' Stock Option Plan.

   1.2 Objectives. The objectives of the Plan are to optimize the long-term profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

   The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

   1.3 Duration. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to
Article 18 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 10, 2012.

                            Article 2. Definitions

   Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

   2.1 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Other Incentive Awards.

   2.2 "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

   2.3 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

   2.4 "Board" or "Board of Directors" means the Board of Directors of the Company.

   2.5 "Cause" shall mean the occurrence of any one or more of the following: the Participant's commission of any act or acts involving dishonesty, fraud, illegality, moral turpitude, or other significant misconduct as determined in the discretion of the Committee's delagee.

   2.6  "Change of Control" of the Company shall mean:

      (a) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
   Section 2.6, the following acquisitions shall not constitute a Change of
   Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

      (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) Consummation of a reorganization, merger, statutory share exchange or consolidation similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination,
   (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

   2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   2.8 "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

   2.9 "Company" means Maytag Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 21 herein.

   2.10  "Director" means any individual who is a member of the Board.

   2.11 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

   2.12 "Disaffiliation" of a Subsidiary means the Company's ceasing to have a majority voting interest in that entity for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

   2.13  "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 herein.

   2.14 "Employee" means any employee of the Company or Subsidiary. Non-Employee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

   2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

   2.16 "Fair Market Value" shall be determined on the basis of the average of the high and low transaction prices of a share of Common Stock, during normal business hours, as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which sales were reported. In the event that a Participant uses a cashless exercise method or a share withholding method to exercise an Option, as provided in Section 6.6 herein, Fair Market Value shall be based on the sale price of the shares sold to pay the option exercise price.

   2.17 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

   2.18 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

   2.19 "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

   2.20 "Named Executive Officer" means a Participant who the Committee determines may be, as of the date of vesting and/or payout of an Award, as applicable, a "covered employee", as defined in Code Section 162(m) or any successor statute, and the regulations promulgated thereunder.

   2.21 "Non-Employee Director" means an individual who is a member of the Board but who is not an Employee of the Company or Subsidiary.

   2.22 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

   2.23 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

   2.24 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

   2.25 "Other Incentive Award" means an award granted pursuant to Article 10 hereof.

   2.26 "Participant" means an Employee or Non-Employee Director who has outstanding an Award granted under the Plan.

   2.27 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

   2.28 "Performance Period" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than three years.

   2.29 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

   2.30 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

   2.31 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

   2.32 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

   2.33  "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

   2.34 "Restricted Stock Unit" means an Award representing the right to receive a specified number of Shares of Maytag common stock in the future, subject to such terms and conditions as the Committee may specify. Restricted Stock Units may have dividend equivalent rights, which may be deemed reinvested in additional restricted stock units. The holder of Restricted Stock Units will not have any rights as a shareholder unless and until Shares are actually delivered to him or her.

   2.35 "Retirement" means, in the case of a Participant who is an Employee, severance from employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under the Maytag Corporation Employees Retirement Plan, or such successor plan as may be implemented in the future, and in the case of a Participant who is a Non-Employee Director, departure from the Board under circumstances that constitute "retirement" under the applicable policies of the Company at the time of such departure.

   2.36  "Shares" means the shares of common stock of the Company.

   2.37 "Share Pool" means the number of shares available under Section 4.1, as adjusted for Awards and payouts under Section 4.2 and as adjusted pursuant to Section 4.3.

   2.38 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

   2.39 "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in the Plan.

   2.40 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

                           Article 3. Administration

   3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or (subject to the following) by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

   3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power, in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including the inclusion of any additional restrictions not explicitly stated in the Plan); construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 18 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, in its discretion, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein. In no event shall the Committee cancel any outstanding Stock Option for the purpose of re-issuing the Option to the Participant at a lower exercise price or, except as contemplated by Section 4.3 herein, reduce the Option price of an outstanding Option.

   3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

           Article 4. Shares Subject to the Plan and Maximum Awards

   4.1  Number of Available Shares.  Subject to adjustment as provided in
Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be Three Million, Three Hundred Thousand (3,300,000). However, the aggregate maximum number of Shares of Restricted Stock, Freestanding SARs, Performance Shares and Shares relating to Other Incentive Awards which may be granted pursuant to Articles 7, 8 and 10 herein, shall be Five Hundred Thousand (500,000).

      (a) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares covered by Options and Freestanding SARs granted in any fiscal year to any Employee shall be one million (1,000,000).

      (b) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares of Restricted Stock and Performance Shares that may be paid out in Shares, in each case designed to comply with the Performance-Based Exception, that may be granted in any fiscal year to any Employee shall be three hundred thousand (300,000).

      (c) The maximum aggregate cash payout (including Performance Units and Other Incentive Awards that may be paid out in cash) with respect to Awards granted in any fiscal year to any Employee shall be five million dollars ($5,000,000).

   4.2 Share Pool Adjustments for Awards and Payouts. The following Awards and Payouts shall reduce, on a one for one basis, the number of shares available under the Share Pool:

      (a) An Award of an Option;

      (b) An Award of an SAR (except a Tandem SAR);

      (c) An Award of Restricted Stock;

      (d) An Award or a payout of a Performance Share that may be paid in Shares;

      (e) An Award or a payout of a Performance Unit that may be paid in Shares; and

      (f) An Award or payout of Other Incentive Awards that may be paid in Shares.

   The following transactions shall restore, on a one for one basis, the number of shares available under the Share Pool:

      (a) A payout of an SAR, Tandem SAR, Restricted Stock Award, Performance Units, Performance Share or Other Incentive Awards in the form of cash;

      (b) A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Award;

      (c) Payment of an Option Price or tax withholding obligation with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the exercise price for tax withholding obligation); provided, that such Shares shall not be available for grants of ISOs; and

      (d) A repurchase of Shares by the Company on the open market or otherwise, having a value at the time of repurchase equal to or less than the aggregate cash proceeds received by the Company by reason of the payment of Option Prices upon the exercise of Options; provided, that such Shares shall not be available for grants of ISOs.

   4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the Share Pool, the number and class of and/or price of Shares subject to outstanding Awards and the number of Shares set forth in Sections 4.1 and 11.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Awards, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation.

                   Article 5. Eligibility and Participation

   5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other Employees, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America, and all Non-Employee Directors.

   5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                    Article 6. Stock Options for Employees

   6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number and upon such terms and at any time and from time to time as shall be determined by the Committee.

   6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

   6.3 Option Price. The Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted and which Option Price may not be subsequently changed except pursuant to Section 4.3 hereof.

   6.4 Duration of Options. Unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

   6.5 Exercise of Options. Each Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Option or for each Participant.

   6.6 Payment. Each Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or arrangement made for such payment by a broker or similar person satisfactory to the Company).

   The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering (including by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that if any Shares which are tendered were not purchased by the Participant on the open market, such Shares must have been held by the Participant for at least six (6) months prior to their tender) or (c) by a combination of (a) and (b).

   The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

   As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name (or another name satisfactory to the Company). Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

   6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

   6.8 Termination of Employment. Each Award Agreement shall set forth the extent to which, and the period within which, the Participant shall have the right to exercise an Option following termination of the Participant's employment with the Company and/or its Subsidiaries. A Participant employed by a Subsidiary shall be considered to have had termination of employment if there occurs a Disaffiliation of that Subsidiary, unless either (i) the Participant is, immediately after the Disaffiliation, an employee of the Company or one of the remaining Subsidiaries, or (ii) in connection with the Disaffiliation, the Awards held by the Grantee are assumed, or replaced with new awards, by the former Subsidiary or an entity that controls the former Subsidiary following the Disaffiliation.

   Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options and may reflect distinctions based on the reasons for termination of employment.

   Subject to Article 17, in the event that a Participant's Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

      (a) Retirement. Subject to paragraph (b) below and unless otherwise specified in the Award Agreement, if a Participant's employment with the Company and/or its Subsidiaries terminates by Retirement, unvested shares will vest according to the original vesting terms of the Option; vested shares may thereafter be exercised by the Participant until and including the expiration date of the Option.

      (b) Cause. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, if a Participant's employment with the Company is terminated by the Company for Cause, each vested or unvested Option held by the Participant on the date of termination of employment shall be automatically cancelled as of the effective date of the Participant's termination of employment.

      (c) Death. Subject to paragraph (b) above and unless otherwise specified in the Award Agreement, if a Participant's employment with the Company and/or its Subsidiaries terminates by reason of Death, each Option held by the Participant shall vest in full and may thereafter be exercised by the Participant (or the Participant's legal representative, executor, administrator, beneficiary or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Award Agreement) after the effective date of the Participant's termination of employment or date of death and (ii) the expiration date of the Option, as applicable.

      (d) Disability. Subject to paragraph (b) above and unless specified in the Award Agreement, if a Participant becomes Disabled (as defined in the long-term disability policy) but continues to be an Employee, unvested shares will vest according to the original vesting terms of the Option, and the period of time allowed for the Participant (or the Participant's legal representative) to exercise the Option will end on the expiration date of the Option. If the Participant is disabled and terminates for any reason, the provisions of paragraph (e) below apply.

      (e) Other Termination. Subject to paragraph (b) above and unless otherwise specified in the Award Agreement, if a Participant's employment with the Company and/or its Subsidiaries terminates for any reason other than Retirement, Death or for Cause, each Option held by the Participant shall be exercisable only to the extent that the Option, as applicable, is exercisable on the effective date of the Participant's termination of employment and may thereafter be exercised by the Participant (or the Participant's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Award Agreement) after the effective date of the Participant's termination of employment and (ii) the expiration date of the Option, as applicable.

   6.9  Nontransferability of Options.

   (a) Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, each ISO shall be exercisable during a Participant's lifetime only by such Participant.

   (b) Nonqualified Stock Options. Except as otherwise provided in an Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each NQSO shall be exercisable during a Participant's lifetime only by such Participant.

                     Article 7. Stock Appreciation Rights

   7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

   The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

   The Committee shall designate, at the time of grant, the grant price of a Freestanding SAR which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not be subsequently changed except pursuant to Section 4.3 hereof.

   7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

   Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

   7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

   7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

   7.5 Term of SARs. Unless otherwise designated by the Committee, the term of an SAR term shall not exceed ten (10) years.

   7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

      (b) The number of Shares with respect to which the SAR is exercised.

   At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof

   7.7 Termination of Employment. The provisions of Section 6.8 shall apply to SARs.

   7.8 Nontransferability of SARs. Except as otherwise provided in an Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each SAR shall be exercisable during the Participant's lifetime only by such Participant.

                          Article 8. Restricted Stock

   8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

   8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

   8.3 Transferability. Except as provided in this Article 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. Except as otherwise provided in an Award Agreement, all rights with respect to shares of Restricted Stock shall be available to the Participant during Participant's lifetime only to such Participant.

   8.4 Other Restrictions. Subject to Article 13 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable Federal or state securities laws.

   The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

   Except as otherwise provided in this Article 8, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

   8.5 Voting Rights. Unless otherwise designated by the Committee at the time of grant, a Participant may exercise full voting rights with respect to Shares of Restricted Stock during the Period of Restriction.

   8.6 Dividends and Other Distributions. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may (but need not) apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

   8.7 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock, following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Shares of Restricted Stock and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination.

              Article 9. Performance Shares and Performance Units

   9.1 Grant of Performance Shares/Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

   9.2 Value of Performance Shares/Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares/Units that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a Performance Period.

   9.3 Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Units shall be entitled to receive payout on the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

   9.4 Form and Timing of Payment of Performance Shares/Units. Payment of earned Performance Shares/Units shall be made in a single lump sum within seventy-five (75) calendar days following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

   At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with terms designated by the Committee, may allow for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Share/Unit Award.

   Unless otherwise designated by the Committee at the time of grant, Participants holding grants of Performance Shares and/or Performance Units that have been earned, but not yet distributed to Participants, shall be credited with regular cash dividends paid with respect to the underlying Shares or Units while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Performance Shares and/or Performance Units granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may (but need not) apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Performance Shares and/or Performance Units, such that the dividends and/or the Performance Shares and/or Performance Units maintain eligibility for the Performance-Based Exception. In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to Performance Shares.

   9.5 Termination of Employment. Subject to Article 17, unless otherwise set forth in the Participant's Award Agreement, in the event a Participant's employment with the Company and/or its Subsidiaries is terminated during a Performance Period by the Company and/or its Subsidiaries for Cause, or terminated by the Participant by reason of voluntary resignation (which shall not include resignation upon Disability or Retirement), all Performance Shares/Units shall be forfeited by the Participant to the Company.

   Subject to Article 17, unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or termination by the Company and/or its Subsidiaries without Cause during the Performance Period, the Participant shall receive a payout of the earned Performance Shares/Units which is prorated, as specified by the Committee.

   Payment of earned Performance Shares/Units shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

   9.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                      Article 10. Other Incentive Awards

   10.1 Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

   10.2 Other Incentive Award Agreement. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

   10.3 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

   10.4 Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made at such times and in such form, either in cash or in Shares (or a combination thereof) as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Shares and/or Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

             Article 11. Stock Options for Non-Employee Directors

   11.1  Grant of Options.

   (a) On May 10, 2002, the day after the date of the 2002 Annual Meeting of Shareholders of the Corporation, and, thereafter, on the day after the date of each annual meeting of shareholders of the Corporation, each person who is a Non-Employee Director immediately after such meeting of stockholders shall be granted a Nonqualified Stock Option to purchase 3,000 shares of Common Stock.

   (b) On the day after their election to the Board, new Directors shall be granted a Nonqualified Stock Option to purchase 10,000 shares of Common Stock. This grant will be in lieu of his/her first normal annual grant.

   (c) The Board or the Committee may also make grants of Nonqualified Stock Options and other Awards under this Plan to Non-Employee Directors in its discretion. The terms and conditions of any such discretionary grants of Nonqualified Stock Options shall be consistent with this Article 11, except to the extent otherwise provided in the applicable Agreement.

   11.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

   11.3 Option Price. The Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted and which Option Price may not be subsequently changed except pursuant to Section 4.3 hereof.

   11.4 Vesting and Duration of Options. Each option granted shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each option. Unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

   11.5 Payment. Each Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or arrangement made for such payment by a broker or similar person satisfactory to the Company).

   The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering (including by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that if any Shares which are tendered were not purchased by the Participant on the open market, such Shares must have been held by the Participant for at least six (6) months prior to their tender) or (c) by a combination of (a) and (b).

   The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

   As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name (or another name satisfactory to the Company.) Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

   11.6 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

   11.7  Termination of Directorship.

   (a) Retirement, Death, or Other Termination. Unless otherwise specified in the agreement relating to an Option, if a Non-Employee Director's service to the Corporation terminates, each Option held by such Non-Employee Director may thereafter be exercised by such Non-Employee Director (or such Non-Employee Director's executor, administrator, legal representative or similar person) until and including the earliest to occur of (i) the date which is 3 years (or such other period as set forth in the Agreement relating to such option) after the effective date of such Non-Employee Director's termination of service, and
(ii) the expiration date of the term of such Option.

   (b) Death Following Termination of Service. Unless otherwise specified in the Agreement relating to an Option, if a Non-Employee Director dies during the period set forth in Section 11.6(a) following termination of employment (or, such other period as set forth in the Agreement relating to an Option), each option held by such Non-Employee Director may thereafter be exercised by such Non-Employee Director's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 1 year (or such other period as set forth in the Agreement relating to such Option) after the date of death and (ii) the expiration date of the term of such Option.

   11.8 Nontransferability of Options. Except as otherwise provided in an Award Agreement, no Option granted to a Non-Employee Director may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each Option granted to a Non-Employee Director shall be exercisable during a Non-Employee Director's lifetime only by such Non-Employee Director.

      Article 12. Termination of Non-Employee Directors' Retirement Plan

   12.1 Purpose. The Board of Directors has determined that a greater portion of Maytag Director compensation should be equity-based compensation linked to company performance. Therefore, the Board has determined that it is in the best interest of the Corporation and its shareholders to terminate the Non-Employee Directors' Retirement Plan and replace it with an equivalent amount of stock-based compensation.

   12.2 Conditions of Non-Employee Director Retirement Plan Termination. Termination of the Non-Employee Directors' Retirement Plan is not effective until and unless Shareholders approve this 2002 Employee and Director Stock Incentive Plan.

   In order that such termination will not adversely affect the rights of persons currently receiving or entitled to receive benefits under the Non-Employee Directors' Retirement Plan.

   (a) The termination will have no effect on those former directors currently receiving pension benefits under the Non-Employee Directors' Retirement Plan.

   (b) Individuals who are directors on the effective date of termination will be allowed to elect either (1) an award of an amount of Restricted Stock Units equal to the present value of the director's then current benefit under the Non-Employee Directors' Retirement Plan; or (2) remain in the current Non-Employee Directors' Retirement Plan.

                       Article 13. Performance Measures

   Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 13, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

      (a) Earnings (before or after taxes);

      (b) Earnings per share;

      (c) Economic value added;

      (d) Gross revenues;

      (e) Net income (before or after taxes);

      (f) Return measures (including, but not limited to, return on assets, capital, equity or sales);

      (g) Share price measures (including, but not limited to, growth measures and total shareholder return);

      (h) Cash flow return on investment; and

      (i) Cash value added.

   The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that such discretion may not be exercised with respect to Awards which are designed to qualify for the Performance-Based Exception in a manner that increases the amounts payable with respect thereto.

                      Article 14. Beneficiary Designation

   Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise any Option after the Participant's death and/or to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, Options may be exercised after the Participant's death by the Participant's executor, administrator, legal representative, or similar person, and benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             Article 15. Deferrals

   The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                        Article 16. Rights of Employees

   16.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

   For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

   16.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                         Article 17. Change of Control

   17.1 Treatment of Outstanding Awards. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

      (a) Any and all Options and SARs shall become immediately exercisable, and shall remain exercisable throughout their entire remaining term, notwithstanding any subsequent termination of employment or service on the Board;

      (b) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse;

          (i) Unless otherwise specified in Participant's Award Agreement at time of grant, the target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty
       (30) days following the effective date of the Change of Control the maximum of all Award opportunities associated with such outstanding Awards; and

      (c) Unless otherwise specified in Participant's Award Agreement at the time of grant, all Restricted Stock Units shall vest and be paid out.

   17.2 Termination, Amendment, and Modifications of Change-of-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 17 may not be terminated, amended, or modified to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

             Article 18. Amendment, Modification, and Termination

   18.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part, provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to section 4.3), or (b) extend the term of this Plan.

   The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

   18.2 Awards Previously Granted. Subject to Section 17.2, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                            Article 19. Withholding

   19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

   19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          Article 20. Indemnification

   Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            Article 21. Successors

   All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                        Article 22. Legal Construction

   22.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   22.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   22.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

   22.4 Governing Law. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

[Logo of Maytag Corporation]

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Maytag Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  X

                        MYTGO1                KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS P0RTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAYTAG CORPORATION                     02

The Board of Directors recommends a vote "FOR" items (1), (2) and (3).

Vote On Directors
                                                           For  Withhold For All
1. Election of Directors: to a three-year term, Nominees:  All    All    Except

   01) Barbara R. Allen,
   02) Howard L. Clark, Jr.,                               [_]    [_]     [_]
   03) Lester Crown, and
   04) William T. Kerr

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

---------------------------------------------------


Vote on Proposals

2. The ratification of the selection of Ernst & Young LLP as independent public auditors to examine the financial statements to be included in the Annual Report to Stockholders for 2002.

         For        Against        Abstain

         [_]          [_]            [_]

3. The approval of the Maytag 2002 Employee and Director Stock Incentive Plan.

         For        Against        Abstain

         [_]          [_]            [_]

The Board of Directors recommends a vote "AGAINST" items (4), (5) and (6).

4. The proposal of a Stockholder concerning the classification of the Board of Directors.

         For        Against        Abstain

         [_]          [_]            [_]

5. The proposal of a Stockholder concerning super-majority voting provisions.

         For        Against        Abstain

         [_]          [_]            [_]

6. The proposal of a Stockholder concerning stockholder adoption of "poison pill" provisions.

         For        Against        Abstain

         [_]          [_]            [_]

   In their discretion, the proxies are authorized to vote upon any matters which may properly come before the meeting or any adjournment.

Please date, sign, exactly as name appears above, and return in the enclosed envelope. Executors, administrators, trustees, guardians or attorneys should indicate the capacity in which they sign. Corporate owners should sign in their corporate names and affix their seals.


-----------------------------------   ----------
Signature (PLEASE SIGN WITHIN BOX)     Date


-----------------------------------   ----------
Signature (Joint Owners)               Date



MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE               [_]

CHECK THIS BOX IF YOU PLAN ON ATTENDING THE ANNUAL MEETING          [_]

                                                                   April 2, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 8:30 a.m. on Thursday, May 9, 2002, at the Sodexho Marriott Conference Center auditorium, located at 600 North Second Avenue West, Newton, Iowa 50208. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided, or vote your shares by telephone or Internet if you prefer.


                                                Sincerely,

                                                Ralph F. Hake
                                                Chairman and
                                                Chief Executive Officer

     On the reverse side of this card are instructions on how to vote your shares for the election of directors and all other proposals by telephone or Internet. Please consider voting by telephone or Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.



--------------------------------------------------------------------------------
________________________________________________________________________________

                               MAYTAG CORPORATION

   Proxy for Annual Meeting, May 9, 2002, Solicited by the Board of Directors

     Steven H. Wood, Roger K. Scholten and Steven J. Klyn, and each of them (with full power to act without the others and with power of substitution), are hereby appointed attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders on May 9, 2002, and any adjournment thereof, and to vote and act for the undersigned on reverse side.

     If shares of Maytag Corporation Common Stock are issued to or held for the account of the undersigned under employee plans (the Maytag Corporation Salary Savings Plan (401K) and the Maytag Corporation Employee Stock Ownership Plan
(ESOP)) and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective trustee of each applicable Voting Plan to vote all shares of Maytag Corporation Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters set forth on the reverse side. Instructions about voting are confidential. If you do not provide voting instructions on a particular matter, the unvoted shares in a Voting Plan will be voted by the trustee in the same proportion as the total shares voted by plan participants.

     This proxy, when properly executed, will be voted in the manner directed herein and revokes all previous proxies. If no direction is made, this proxy will be voted FOR items (1) and (2) and (3) and AGAINST items (4) and (5) and
(6).

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

  Address Change/Comments:

  ___________________________________________________________________________

  ___________________________________________________________________________

  ___________________________________________________________________________
       (if address change/comments have been noted above, please mark the corresponding box on the reverse side.)
________________________________________________________________________________